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Ciena Corporation

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Experience. Outcomes.

Proxy Statement

2018 Annual Meeting of Stockholders

Experience. Outcomes Proxy Statement 2018 Annual Meeting of Stockholders

A Message from our Board of Directors

Dear Fellow Stockholders:

In 2017, we celebrated the 25th anniversary of the founding of Ciena, marking a significant milestone in our history. We began as a primarily hardware-focused company that specialized in a single technology with a very concentrated customer base. Today, we are a global market leader, with #1 or #2 market share in every segment in which we participate. We have a diverse portfolio across systems, components, software and services, and we sell into a broad set of geographies and customers, and across a wide range of market applications. And the business we’ve built is consistently delivering industry-leading growth and profitability with a strengthening balance sheet and meaningful cash generation. Fiscal 2017 was the most recent evidence of this transformation.

FISCAL 2017 PERFORMANCE HIGHLIGHTS

❖    Increased annual revenue from $2.6 to $2.8 billion

❖     Reduced adjusted operating expense as a percentage of revenue from 34.1% to 33.2%

❖     Increased adjusted operating margin from 11.4% to 11.9%

❖     Reduced gross debt-to-EBITDA leverage ratio from 4.4x to 2.8x

❖     Generated $235 million in cash from operations

❖     Continued outstanding product innovation, including the introductions of our leading WaveLogic Ai coherent chipset, Liquid Spectrum solution and Blue Planet MCP domain controller

❖     Achieved two ratings agency upgrades from each of Moody’s and Standard & Poor’s

Our management and our Board continue to believe strongly that good corporate governance and high ethical standards are essential to Ciena’s success. In 2017, we took several meaningful steps to improve such practices, including:

•	We amended our stock ownership guidelines for our executive officers and directors, substantially increasing the minimum ownership requirements and adding a holding requirement until the relevant minimum ownership level is achieved.

•	As part of our ongoing Board refreshment, we increased the size of our Board to ten directors and appointed a new director, William D. Fathers, to fill the newly created vacancy. In accordance with our bylaws, Mr. Fathers will stand for election at the Annual Meeting.

•	We made changes to Board leadership, appointing Patrick T. Gallagher to serve as our new Lead Independent Director and as Chair of our Governance and Nominations Committee.

•	We amended our bylaws to proactively adopt a proxy access bylaw, which provides eligible stockholders the right to nominate candidates for election to our Board and be included in our proxy statement.

•	We adopted a new Code of Ethics for Directors, refreshed our Principles of Corporate Governance, and revised the charters for each of our standing Board Committees.

As we look to the future, we are very pleased with the maturity and strength of our business and believe we have a strong platform for continued success. In December 2017, this confidence allowed us to share with stockholders and the broader investment community key elements of our long-term strategy, including our future expectations for the strategic growth drivers of our business and several longer-term financial targets against which to measure our performance – including with respect to revenue growth, adjusted earnings per share growth and annual free cash flow generation. This strategy and approach for our continued growth, profitability and cash generation has been reviewed with and has the full support of the Board of Directors. In addition, we have recently taken steps to incorporate the return of capital to stockholders as part of our strategy. Specifically, in August 2017, we completed an exchange offer to mitigate the dilution from our 2018 convertible notes and, in December 2017, the Board authorized a $300 million share repurchase program – the first such program in Ciena’s history.

I encourage you to read more about our Board of Directors, Ciena’s corporate governance practices and our executive compensation in the attached proxy statement. Thank you for your continued support of Ciena and your participation in this year’s Annual Meeting.

On behalf of the Board of Directors, Patrick H. Nettles, Ph.D. Executive Chairman of the Board of Directors

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: April 3, 2018 Record Date: February 7, 2018 Time: 3:00 p.m. Eastern Time Attendance: www.virtualshareholdermeeting.com/ciena2018

To the Stockholders of Ciena Corporation:

The 2018 Annual Meeting of Stockholders of Ciena Corporation will be held on April 3, 2018 at 3:00 p.m. Eastern Time. Our Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ciena2018 and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

Items of Business:

1.	Elect three members of the Board of Directors from the nominees named in the attached proxy statement to serve as Class III directors for three-year terms ending in 2021, or until their respective successors are elected and qualified, and to elect one director, previously elected by the Board of Directors to fill a newly created vacancy in Class II, to serve the remainder of his term as a Class II director ending in 2020, or until his respective successor is elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2018;

3.	Conduct an advisory vote on our named executive officer compensation, as described in these proxy materials;

4.	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice.

You are entitled to notice of, and eligible to vote at, this year’s Annual Meeting if you were a stockholder of record as of the close of business on February 7, 2018.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report to Stockholders for fiscal 2017 via the Internet. On February 20, 2018, we mailed to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone.

We believe that your vote, and the vote of every Ciena stockholder, is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

David M. Rothenstein

Senior Vice President, General Counsel and Secretary

Hanover, Maryland

February 20, 2018

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision and you should read this proxy statement in its entirety before casting your vote.

VOTING OVERVIEW

Items of Business	Board Vote Recommendation	Page
Elect three Class III Director nominees and one Class II Director nominee	FOR each nominee	4
Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2018	FOR	24
Advisory vote on named executive officer compensation (“Say-on-Pay”)	FOR	62

FISCAL 2017 COMPENSATION HIGHLIGHTS

Base Salaries	Target Cash incentives

Did not increase the base salaries of the CEO or the other NEOs.

Did not increase the target cash incentive opportunities for the CEO, and increased the target cash incentive opportunities for two NEOs – one based on a larger role and one to promote internal alignment.

Equity Award Values	Equity Award Structure

Except for one role-based increase, delivered annual equity awards for the NEOs that were identical to fiscal 2016 target delivered value. However, grant date fair value increased substantially from the previous year due to stock price fluctuations.

Continued to structure the equity awards so that 60% of the target award value for the CEO, and 50% of the target award value for the other NEOs, was allocated to at-risk, performance-based equity, with attainment linked to objectives critical to achieving both longer-term growth and nearer-term profitability, and delivery of shares subject to additional service (vesting) requirements.

CEO FY 2017 Target Total Direct Compensation Mix

  2018 Proxy Statement   1

CORPORATE GOVERNANCE AND STOCKHOLDER OUTREACH

Stockholder Outreach

We believe that strong corporate governance practices should include regular outreach and conversations with our stockholders. In connection with the design and adoption of our 2017 Omnibus Incentive Plan, we spoke with a number of stockholders during fiscal 2017 about our incentive compensation structure, executive compensation and corporate governance. We regularly discuss our business, financial performance and industry with stockholders. During fiscal 2017, we engaged with a number of stockholders to obtain feedback on their perception and understanding of our business, markets and industry. These engagements informed our recent approach in December 2017 in communicating to stockholders key elements of our long-term strategy and several longer-term financial targets against which to measure Ciena’s performance going forward. We also engage in regular communications with our stockholders with respect to corporate governance practices and have used their feedback to make meaningful changes in recent years.

Recent Governance Changes

CATEGORY	WHAT WE’VE DONE

Proxy Access	❖ Adopted proxy access bylaw, which provides eligible stockholders the right to nominate candidates for election to our Board and be included in our proxy statement

Board Refreshment	❖ Increased the size of the Board from nine to ten directors
❖ Appointed a new independent director
❖ Appointed new Lead Independent Director and Chair of Governance and Nominations Committee

Return of Capital to Stockholders	❖ Authorized $300 million share repurchase program
❖ Completed exchange offer to mitigate dilution from 2018 convertible notes through cash repayment feature

Stock Ownership Guidelines	❖ Substantially increased the minimum ownership requirements, including 5x base salary for CEO and 5x cash retainer for non-employee directors
❖ Added a holding requirement until the relevant minimum ownership level is achieved

Policies and Charters	❖ Updated Principles of Corporate Governance
❖ Adopted Code of Ethics for Directors
❖ Updated Charters of standing Board committees

Existing Strong Governance Structure

❖	Eight of ten directors are independent

❖	Standing committees comprised solely of independent directors

❖	Lead Independent Director role in place

❖	Separate CEO and Chairman roles (since 2001)

❖	Annual Board and committee self-assessments

❖	Majority voting in uncontested director elections

❖	Limits on annual director compensation

❖	Independent directors meet without management present

2      2018 Proxy Statement

FISCAL 2017 PERFORMANCE AND BUSINESS HIGHLIGHTS

Financial Performance	Business Highlights

❖  Increased annual revenue from $2.6 to $2.8 billion, representing faster-than-market growth of 7.7%

❖  Reduced adjusted operating expense as a percentage of revenue to 33.2%

❖  Increased adjusted operating income to $333M, adjusted operating margin to 11.9%, and adjusted net income to $178M

❖  Reduced gross debt-to-EBITDA leverage ratio to 2.8x

❖  Generated $235 million in cash from operations, and ended year with $33 million net cash

❖  Grew India year-over-year revenue nearly 100%, giving us a leading position in the country

❖  Achieved solid growth in Webscale/ DCI vertical, with $110M Waveserver annual revenue and 73 new customers

❖  Completed successful exchange offer to manage dilution from our 2018 convertible notes

❖  Received two ratings agency upgrades from each of Moody’s and Standard & Poor’s

❖  Continued outstanding product innovation, including the introductions of our WaveLogic Ai coherent chipset, Liquid Spectrum solution and Blue Planet MCP domain controller

Contained above, and elsewhere in this proxy statement, are certain non-GAAP measures of Ciena’s financial performance for fiscal 2016 and 2017. These measures, along with their corresponding GAAP measures and reconciliations thereto, have been previously disclosed in exhibits to Ciena’s Current Report on Form 8-K filed with the SEC on December 7, 2017. Also see “Non-GAAP Measures” below for more information about these measures and how they are used.

  2018 Proxy Statement   3

PROPOSAL NO. 1

ELECTION OF CLASS II AND CLASS III DIRECTORS

Overview

Our Board of Directors currently consists of ten directors divided into three classes. Each class of our Board of Directors serves a staggered three-year term. At the Annual Meeting, three directors will be elected to fill positions in Class III, whose term expires at the Annual Meeting. Bruce L. Claflin, Patrick T. Gallagher and T. Michael Nevens, each of whom is a current Class III director, are the nominees for election at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Governance and Nominations Committee and has been approved by the Board of Directors. Each of the nominees for Class III, if elected, will serve for a three-year term expiring at the 2021 Annual Meeting, or until his successor is elected and qualified, or until such director’s earlier death, resignation or removal from the Board.

On August 23, 2017, the Board of Directors increased the size of the Board from nine to ten directors and appointed William D. Fathers to fill the newly created vacancy in Class II of the Board. The term of office for Class II directors continues until the 2020 Annual Meeting, or until their successors are duly elected and qualified. Our bylaws, however, limit the term of office of any director elected by the Board of Directors to fill a vacancy to a term that lasts until the first annual meeting following election. Mr. Fathers is therefore a nominee for election at the Annual Meeting. Our bylaws also provide that any director so elected will serve the remainder of the term of the class to which such director was elected. Accordingly, if elected by stockholders at the Annual Meeting, Mr. Fathers will serve the remainder of his term as a Class II director until the 2020 Annual Meeting, or until his successor is elected and qualified, or until his earlier death, resignation or removal from the Board.

Director Qualifications

The Governance and Nominations Committee reviews candidates for service on the Board and recommends nominees for election to fill vacancies on the Board of Directors, including nomination for re-election of directors whose terms are due to expire. In discharging this responsibility, the Governance and Nominations Committee endeavors to identify, recruit and nominate candidates who possess a combination of wisdom, sound judgment, excellent business skills, maturity and high integrity. In particular, the Governance and Nominations Committee seeks individuals with a record of accomplishment and senior leadership experience in their chosen fields who display the independence of mind and strength of character to be committed to representing the long-term interests of our stockholders. The Governance and Nominations Committee also seeks to ensure that the Board of Directors is composed of individuals of diverse backgrounds, including with respect to age and gender, who have a variety of complementary experience, skills and relationships relevant to Ciena’s business and industry. This diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of The New York Stock Exchange and the Securities and Exchange Commission (the “SEC”), such as the requirements to have a majority of independent directors and an audit committee financial expert. The Governance and Nominations Committee Charter requires the Committee to develop and use criteria for maintaining a balanced board of directors representing a diversity of characteristics and to recommend criteria, establish procedures for, and conduct an annual review of the Board and the diversity and other characteristics of individual directors and report to the Board on the results of the review. In nominating candidates to fill vacancies created by the expiration of the term of a director, the Governance and Nominations Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance and Nominations Committee evaluates his or her performance to determine suitability for continued service, taking into consideration, among other things, each director’s contributions to the Board, the value of the continuity of his or her service, and the individual’s familiarity with Ciena’s business, operations or markets.

4      2018 Proxy Statement

DIRECTOR INDEPENDENCE AND GENDER DIVERSITY

Director Independence	Director Gender Diversity

DIRECTOR EXPERIENCE AND QUALIFICATIONS

Experience/ Qualification	Cash	Claflin	Fathers	Fitt	Gallagher	Nettles	Nevens	O’Brien	Rowny	Smith
Senior Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Accounting and Financial Expertise		✓		✓		✓	✓		✓
Industry Experience	✓	✓	✓		✓	✓		✓	✓	✓
Mergers and Acquisitions Experience			✓	✓	✓		✓	✓	✓	✓
Other Public Company Board Experience	✓	✓		✓	✓	✓	✓	✓	✓	✓
International Business Experience		✓	✓		✓	✓			✓	✓
Strategic Planning Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors.

  2018 Proxy Statement   5

Information Regarding Nominees and Continuing Directors

Information for each person nominated for election as a director at the Annual Meeting, including age, term of office and business experience, including directorships during the past five years, as well as for each director continuing service on our Board, is set forth below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes or skills that factored into the determination by the Governance and Nominations Committee and by our Board of Directors that each such person should serve as a director on our Board.

DIRECTOR NOMINEES

Class III Directors with Terms Expiring in 2021

Bruce L. Claflin	Professional Highlights
Board Roles and Committees: • Audit Committee • Compensation Committee

Mr. Claflin, age 66, has served as a Director of Ciena since August 2006. Mr. Claflin served as President and Chief Executive Officer of 3Com Corporation from January 2001 until his retirement in February 2006. Mr. Claflin joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, Sales and Marketing, for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide research and development, product and brand management, as well as president of IBM PC Company Americas.

Other Board Experience

	Current • IDEXX Laboratories, Inc., Chairman of the Nominating and Governance Committee	Previous • Advanced Micro Devices (AMD)

Skills and Qualifications

•  Prior service as a Chief Executive Officer of a technology company in an adjacent industry provides the Board with a high level of expertise and experience in the operations of a global, high technology company

•  Provides strategic insights

•  Previous management and oversight experience relating to sales, marketing, research and development, supply chain management and manufacturing

•  Experience in international business transactions, risk management, executive compensation and a business-oriented approach to resolving operational challenges

•  Service as a fellow on the National Association of Corporate Directors and as a director of a public technology company

6      2018 Proxy Statement

DIRECTOR NOMINEES

Class III Directors with Terms Expiring in 2021

Patrick T. Gallagher	Professional Highlights
Board Roles and Committees: • Lead Independent Director • Compensation Committee • Governance and Nominations Committee (Chair)

Mr. Gallagher, age 63, has served as a Director of Ciena since May 2009. Mr. Gallagher currently serves as Chairman of Harmonic Inc., a global provider of high-performance video solutions to the broadcast, cable, telecommunications and managed service provider sectors. From March 2008 until April 2012, Mr. Gallagher was Chairman of Ubiquisys Ltd., a leading developer and supplier of femtocells for the global 3G mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, a global software solutions company, and from May 2006 until March 2008, served as Vice Chairman of Golden Telecom Inc., a leading facilities-based provider of integrated communications in Russia and the CIS. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group and, prior to that role, held various senior management positions at British Telecom.

Other Board Experience

	Current • Intercloud SAS, Chairman • Harmonic, Inc., Chairman	Previous • Sollers JSC

Skills and Qualifications

•  Extensive international business experience provides the Board with expertise and an important perspective regarding international transactions and markets

•  Experience as a senior executive of major European telecommunications service providers offers the Board insight into carrier customer perspectives as well as industry opportunities, marketing and sales strategies and operational challenges outside of the United States

•  Industry knowledge and prior management expertise provide the Board with significant industry knowledge and expertise in submarine and wireless network applications and strategic growth market opportunities for Ciena

•  Experience as a public company director in both the U.S. and Europe provide strong background as lead independent director and Chair of the Governance and Nominations Committee

T. Michael Nevens	Professional Highlights
Board Roles and Committees: • Audit Committee

Mr. Nevens, age 68, has served as a Director of Ciena since February 2014. Since 2006, Mr. Nevens has served as senior adviser to Permira Advisers, LLC, an international private equity fund. From 1980 to 2002, Mr. Nevens held various leadership positions at McKinsey & Co., most recently as a director (senior partner) and as managing partner of the firm’s Global Technology Practice. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens has been an adjunct professor of Corporate Governance and Strategy at the Mendoza College of Business at the University of Notre Dame.

Other Board Experience

	Current • NetApp, Inc., Chairman	Previous • Altera Corporation

Skills and Qualifications

•  Substantial experience with and exposure to a wide variety of companies and their corporate strategies, both as a private equity adviser and management consultant, provides the Board with expertise in the areas of strategic and long-term business planning and competitive strategy

•  Provides the Board with insight on corporate governance changes affecting public companies

•  Experience as a director of other global, high technology companies

  2018 Proxy Statement   7

DIRECTOR NOMINEES

Class II Director with Term Expiring in 2020

William D. Fathers	Professional Highlights
Board Roles and Committees: • Compensation Committee • Governance and Nominations Committee

Mr. Fathers, age 49, has served as a Director of Ciena since August 2017. Mr. Fathers currently serves as the Senior Operating Partner responsible for investments in Communications Infrastructure at Stonepeak Infrastructure Partners, a private equity firm specializing in North American middle-market infrastructure. He also currently serves as Senior Advisor to Berkshire Partners, a leading private investment firm. From 2013 through 2016, Mr. Fathers was Executive Vice President and General Manager of Cloud Services at VMWare, Inc. From 2011 to 2013, he served as President of Savvis Inc., a public data center and cloud infrastructure provider. Mr. Fathers also previously worked for Thomson Reuters, where he helped build businesses in a number of international markets throughout Europe, Asia and North America.

Other Board Experience

	Current • Cologix, Inc. • euNetworks Group Limited	Previous • Telx, Inc.

Skills and Qualifications

•  Experience in private equity and investment firms and expertise in the areas of structuring and negotiating financing transactions, strategic and long-term business planning and competitive strategy

•  Previous executive management experience

•  Significant industry experience and knowledge of data centers and cloud infrastructure applications influencing network architectures

•  International business experience and insight into doing business in key international markets

•  Experience as a director of an interconnection and data center company

8      2018 Proxy Statement

CONTINUING DIRECTORS

Class I Directors with Terms Expiring in 2019

Lawton W. Fitt	Professional Highlights
Board Roles and Committees: • Audit Committee (Chair)

Ms. Fitt, age 64, has served as a Director of Ciena since November 2000. From October 2002 to March 2005, Ms. Fitt served as Director of the Royal Academy of Arts in London. From 1979 to October 2002, Ms. Fitt was an investment banker with Goldman Sachs & Co., where she was a partner from 1994 to October 2002.

Other Board Experience

	Current • The Carlyle Group LP • The Progressive Corporation • Micro Focus International PLC	Previous • ARM Holdings PLC • Thomson Reuters Corporation

Skills and Qualifications

•  Substantial investment banking experience and expertise in structuring and negotiating acquisition and financing transactions

•  Understanding of the capital markets

•  Brings a strong financial background to her service as Chair of the Audit Committee

•  Significant experience in the areas of raising capital, financial oversight and enterprise risk analysis

•  Executive management experience

•  Service as a director and member of the audit committee of other companies

Patrick H. Nettles, Ph.D.	Professional Highlights
Board Roles and Committees: • Executive Chairman

Dr. Nettles, age 74, has served as a Director of Ciena since April 1994 and as Executive Chairman of the Board of Directors since May 2001. From October 2000 to May 2001, Dr. Nettles was Chairman of the Board of Directors and Chief Executive Officer of Ciena, and he was President and Chief Executive Officer from April 1994 to October 2000.

Other Board Experience

Current

•  Trustee for the California Institute of Technology

•  Trustee for the Georgia Tech Foundation, Inc.

•  The Progressive Corporation

•  Axcelis Technologies, Inc., Independent Chairman of the board

Previous • Apptrigger, Inc. • Optiwind Corp.

Skills and Qualifications

•  Founder and former Chief Executive Officer of Ciena

•  Significant institutional and industry knowledge

•  Provides key insight and advice in the Board’s consideration and oversight of corporate strategy and management development

•  Executive management experience with Ciena, along with operational management experience and technical expertise, provide the Board a unique perspective and enable him to make significant contributions to the Board

•  Experience as a public company director

  2018 Proxy Statement   9

CONTINUING DIRECTORS

Class I Directors with Terms Expiring in 2019

Michael J. Rowny	Professional Highlights
Board Roles and Committees: • Audit Committee

Mr. Rowny, age 67, has served as a Director of Ciena since August 2004. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications in positions including President and Chief Executive Officer of MCI’s International Ventures, Alliances and Correspondent group, acting Chief Financial Officer, Senior Vice President of Finance, and Treasurer. Mr. Rowny’s career in business and government has also included positions as Chairman and Chief Executive Officer of the Ransohoff Company, Chief Executive Officer of Hermitage Holding Company, Executive Vice President and Chief Financial Officer of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of the White House.

Other Board Experience

Previous • Neustar, Inc.

Skills and Qualifications

•  High level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight, which is relevant in his role as an Audit Committee financial expert

•  Previous executive management and experience in international and telecommunications businesses

•  Strong understanding of the capital markets, cash management practices and strategic business opportunities, including acquisitions, lending facilities, and strategic investments

•  Experience as a public company director

CONTINUING DIRECTORS

Class II Directors with Terms Expiring in 2020

Harvey B. Cash	Professional Highlights
Board Roles and Committees: • Governance and Nominations Committee • Compensation Committee

Mr. Cash, age 79, has served as a Director of Ciena since April 1994. Mr. Cash served as a general partner of InterWest Partners, a venture capital firm in Menlo Park, California, from 1985 to 2014.

Other Board Experience

	Current • First Acceptance Corp. • Argonaut Group, Inc.	Previous • Silicon Laboratories, Inc. • i2 Technologies, Inc. • Voyence, Inc. • Staktek Holdings, Inc.

Skills and Qualifications

•  Strong institutional knowledge of Ciena’s business and industry

•  Venture capital experience, which offers important insight into market conditions, strategic investments and emerging technologies

•  Expertise, experience and extensive relationships in the high technology sector in general, including the component and chip industries, and the telecommunications industry in particular

10      2018 Proxy Statement

CONTINUING DIRECTORS

Class II Directors with Terms Expiring in 2020

Judith M. O’Brien	Professional Highlights
Board Roles and Committees: • Compensation Committee (Chair) • Governance and Nominations Committee

Ms. O’Brien, age 67, has served as a Director of Ciena since July 2000. Since November 2012, Ms. O’Brien has served as a partner and head of the Emerging Company Practice Group at the law firm of King & Spalding. Ms. O’Brien served as Executive Vice President and General Counsel of Obopay, Inc., a provider of mobile payment services, from November 2006 through December 2010. From February 2001 until October 2006, Ms. O’Brien served as a Managing Director at Incubic Venture Fund, a venture capital firm. From August 1980 until February 2001, Ms. O’Brien was a lawyer with Wilson Sonsini Goodrich & Rosati, where, from February 1984 to February 2001, she was a partner specializing in corporate finance, mergers and acquisitions, and general corporate matters.

Other Board Experience

	Current • Theatro Labs, Inc. • Inform, Inc. • MagicCube, Inc.	Previous • Steel Excel, Inc.

Skills and Qualifications

•  Experience working in a private law firm focused on technology companies

•  Service as a venture capital professional and as in-house general counsel

•  Important perspective with respect to the overall technology sector and in identifying and assessing legal and regulatory risks

•  Expertise in assessing and structuring strategic transactions, including capital raising opportunities, intellectual property matters, acquisitions, joint ventures and strategic alliances

•  Brings extensive knowledge and experience in the areas of executive compensation and corporate governance to her service as Chair of the Compensation Committee and her membership on the Governance and Nominations Committee

Gary B. Smith	Professional Highlights

Mr. Smith, age 57, joined Ciena in 1997 and has served as President and Chief Executive Officer since May 2001. Mr. Smith has served on Ciena’s Board of Directors since October 2000. Prior to his current role, his positions with Ciena included Chief Operating Officer and Senior Vice President, Worldwide Sales. Mr. Smith previously served as Vice President of Sales and Marketing for INTELSAT and Cray Communications, Inc.

Mr. Smith is a member of the President’s National Security Telecommunications Advisory Committee, the Global Information Infrastructure Commission and the Center for Corporate Innovation (CCI).

Other Board Experience

	Current • CommVault Systems, Inc.	Previous • Avaya Inc.

Skills and Qualifications

•  As Chief Executive Officer of Ciena, brings leadership skills, industry experience and comprehensive knowledge of Ciena’s business, financial position, and operations to Board deliberations

•  Has led Ciena for over fifteen years, including through a transformative acquisition and complex integration

•  Unique perspective on the strategic and operational challenges and opportunities faced by Ciena

•  Almost 30 years of experience in the telecommunications industry, during which time he has lived and worked on four continents

•  Global industry sales and marketing experience that provide the Board an important perspective into Ciena’s markets and business and selling strategies

Proposal No. 1 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the election of the three Class III nominees and the Class II nominee listed above

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Ciena has adopted a number of policies and practices, some of which are described below, that highlight our commitment to sound corporate governance principles. Ciena also maintains a corporate governance page on its website that includes additional related information, as well as our bylaws, codes of conduct, principles of corporate governance, and the charters for each of the standing committees of the Board of Directors. The corporate governance page can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

Independent Directors

In accordance with the current listing standards of The New York Stock Exchange, the Board of Directors, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board of Directors has determined that, with the exception of Dr. Nettles and Mr. Smith, both of whom are employees and executive officers of Ciena, all of its members are “independent directors,” using the definition of that term in the listed company manual of The New York Stock Exchange. Also, as more fully described below, all members of the Board’s standing Audit, Compensation and Governance and Nominations Committees are independent directors, and all members of the Board’s standing Audit and Compensation Committees are independent directors in accordance with the additional listing standards applicable to those committees.

Communicating with the Board of Directors

The Board of Directors has adopted a procedure for receiving and addressing communications from all interested parties, including Ciena’s stockholders. Interested parties may send written communications to the entire Board of Directors (or any committee thereof), Ciena’s Lead Independent Director, or all of the independent directors serving on the Board, by addressing communications to:

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: Corporate Secretary

Please address any communication by e-mail to ir@ciena.com and mark “Attention: Corporate Secretary” in the “Subject” field.

Our General Counsel serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that it should be brought to the attention of the Board of Directors or a committee thereof, the Lead Independent Director, or all of the independent directors. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or offensive or inappropriate material.

Principles of Corporate Governance, Bylaws and Other Governance Documents

The Board of Directors has adopted Principles of Corporate Governance and other corporate governance policies that supplement certain provisions of our bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board of Directors. Some of our key governance policies and practices are summarized below.

❖	Proxy Access

During fiscal 2017, we amended our bylaws to implement proxy access, which provides, among other things, that eligible stockholders may nominate director candidates for inclusion in our proxy statement and proxy card. Proxy access may be used by a stockholder or group of up to 20 stockholders who own at least 3% of our outstanding common stock continuously for a minimum of three years to nominate up to the greater of 20% of the Board of Directors or two directors, subject to certain limitations. The Board of Directors believes this provision reflects a balanced approach to proxy access that provides a meaningful proxy access right, mitigates the risk of abuse, and protects the interests of all of our stockholders. The full text of the proxy access bylaw can be found as an exhibit to the Current Report on Form 8-K filed by Ciena with the SEC on January 27, 2017.

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❖	Stock Ownership Requirements

To align the interests of Ciena’s executive officers and members of the Board of Directors with those of Ciena’s stockholders, and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines for our executive officers and non-employee directors. In December 2017, we amended these guidelines to substantially increase our minimum ownership requirements. The amended guidelines require such persons to hold shares of Ciena common stock of a value equal to a multiple of their annual base salary or annual cash retainer, as applicable, as follows:

Position	Stock Ownership Requirement
CEO	5x base salary
Executive Chairman	5x base salary
Executive Officers	2x base salary
Non-Employee Directors	5x cash retainer

We also recently added a new requirement that our executive officers and non-employee directors hold 50% of all shares of Ciena common stock acquired from Ciena equity awards (net of any shares withheld for taxes or payment of exercise price), until they achieve the applicable minimum ownership level.

Each executive officer and non-employee director is subject to these guidelines, provided he or she has five years to attain the requisite stock ownership from the date such individual first becomes subject to the guidelines. Shares that count toward satisfaction of the stock ownership guidelines include: (i) shares owned outright by such person or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of such person or his or her family; (iii) shares held through our Deferred Compensation Plan; and (iv) shares purchased on the open market. Unexercised stock options, whether or not vested, unvested restricted stock units, and unearned and unvested performance stock units or market stock units, do not count toward the satisfaction of the guidelines. The guidelines may be waived, at the Compensation Committee’s discretion, if compliance would create hardship or prevent compliance with a court order.

❖	Majority Vote Standard in Director Elections

Ciena’s bylaws and Principles of Corporate Governance provide that, in the case of an uncontested election, each director be elected by the vote of a majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, “a majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), however, directors will be elected by plurality vote.

As a condition of nomination, all directors are required to submit to Ciena an irrevocable resignation that becomes effective if the nominee does not receive majority vote (in an uncontested election) and the Board of Directors accepts the resignation. If the director fails to receive the requisite votes, the Governance and Nominations Committee will promptly consider the resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. No later than 90 days following the date of the certification of the election results, the Board of Directors will disclose its decision by press release and a Form 8-K filed with the SEC. The Board of Directors will provide a full explanation of the process by which the decision was reached and, if applicable, the rationale for rejecting the resignation. If a resignation is accepted by the Board, the Governance and Nominations Committee will recommend to the Board whether to fill the vacancy or to reduce the size of the Board of Directors.

Any director whose resignation is being considered is not permitted to participate in the recommendation of the Governance and Nominations Committee or the decision of the Board as to his or her resignation. If the resignations of a majority of the members of the Governance and Nominations Committee were to become effective as a result of the voting, the remaining independent directors will appoint a special committee among themselves for the purpose of considering the resignations and recommending whether to accept or reject them.

❖	Selection of Board Members; Vacancies

For any director elected by the Board of Directors to fill a vacancy, Ciena’s bylaws limit the term of office of such person to the period from election until the first annual meeting following election, at which time such person is required to stand for election by the stockholders to serve out the remainder of the term of the class to which such person was elected.

❖	Service on Other Boards of Directors

The Board of Directors believes that directors should not serve on the boards of more than four other public companies in addition to our Board of Directors and that the CEO should not serve on more than two other boards of public companies in addition to our Board of Directors. In the event that a director wishes to join the board of directors of

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another public company in excess of this limit, our Board, in its sole discretion, will determine whether service on the additional board of directors is likely to interfere with the performance of the director’s duties to Ciena, taking into account a number of factors. In addition, time constraints and demands of potential director nominees are reviewed and factored into the decisions of the Governance and Nominations Committee and the Board.

❖	Change in Principal Occupation of Director or Change Affecting Independence

In some cases, when a director changes his or her principal occupation, the change may affect his or her ability to continue to serve on the Board of Directors. As a result, when a director substantially changes his or her principal occupation, including by retirement, or there is a change in circumstances that causes an independent director to no longer be considered independent under New York Stock Exchange rules, that director will tender his or her resignation to the Board of Directors. In considering the notice of resignation, the Governance and Nominations Committee will weigh such factors as it deems relevant and recommend to the Board of Directors whether the resignation should be accepted, and the Board will act promptly on the matter, with any acceptance of such resignation to be promptly publicly disclosed.

❖	Term Limits and Mandatory Retirement Age

The Board of Directors does not believe it should establish a maximum length of service or a mandatory retirement age for directors. The Board believes that the skill set and perspectives of its members should remain sufficiently current and broad in dealing with current and changing business dynamics, and therefore seeks to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits and/or a mandatory retirement age could assist in this regard, they may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who over time have developed increased judgment, knowledge and valuable insight into the Company and its operations. The Board also believes that there are other, more effective means to address board refreshment, including through a robust annual self-assessment process.

❖	Prohibition Against Pledging Ciena Securities and Hedging Transactions

In accordance with Ciena’s Insider Trading Policy, our executive officers and members of the Board of Directors are prohibited from pledging Ciena securities and engaging in hedging transactions with respect to Ciena securities. Ciena specifically prohibits our executive officers and non-employee directors from holding Ciena securities in any margin account for investment purposes or otherwise using Ciena securities as collateral for a loan. Such persons are also prohibited from purchasing certain instruments (including prepaid variable forward contracts, equity swaps and collars) and engaging in short sales of Ciena stock and other similar transactions that could be used to hedge or offset any decrease in the value of Ciena securities.

❖	Committee Responsibilities

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee. Each committee meets regularly and has a written charter that can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com. At each regularly scheduled Board meeting, the Chair or a member of each committee reports on any significant matters addressed by the committee.

❖	Executive Sessions

Our independent directors on the Board of Directors, and the standing committees thereof, meet regularly in executive session without employee-directors or other executive officers present. The Lead Independent Director, or the Chair of such committee, presides at these meetings.

❖	Outside Advisors

The Board of Directors, and each of its standing committees, may retain outside advisors and consultants at its discretion and at Ciena’s expense. Management’s consent to retain outside advisors is not required.

❖	Annual Assessment of Board Effectiveness

To ensure that our Board of Directors and its committees are performing effectively and in the best interests of Ciena and its stockholders, the Board performs an annual assessment, overseen by the Governance and Nominations Committee, of itself, its committees and each of its members.

Copies of our Principles of Corporate Governance and bylaws can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

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Social and Environmental Responsibility

We have adopted a number of practices and policies that highlight Ciena’s commitment to social and environmental responsibility and that seek to promote sustainability in the operation of our business. These practices are designed to position Ciena as a supplier of choice to our customers, an employer of choice to our existing and prospective employees, and a neighbor of choice in our communities around the globe. We are committed to the ethical and environmentally responsible operation of our business and have undertaken a number of initiatives to reduce our environmental impact and to ensure a healthy and safe workplace. We have achieved and hold a number of industry-recognized global certifications related to our systems addressing environmental standards and health and safety standards. We enforce a number of related policies in our workplace, and we expect our suppliers and business partners to adhere to these requirements and to promote these values. Among other things, we work with an independent sustainability partner to conduct maturity assessments of key suppliers representing a significant portion of our supplier expenditures, and we use the findings from these assessments as the basis of identifying areas of future opportunity or development with respect to our practices and those of our supply chain.

Specifically, we maintain the following applicable policies:

❖	Corporate Social Responsibility Policy

We maintain a Corporate Social Responsibility Policy that seeks to promote the operation our business in an ethical and socially responsible way and that reflects our commitment to the corporate social responsibility principles laid out in the Responsible Business Alliance Code of Conduct and the United Nations Global Compact.

❖	Environmental, Health and Safety Policy

We maintain an Environmental, Health and Safety Policy that seeks to promote the operation of our business in a manner that is environmentally responsible and protective of the health and safety of both our employees and the public.

Copies of these policies and related information can be found on the “Social Responsibility” page of the “About” section of our website at www.ciena.com.

Codes of Ethics

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that sets standards of conduct for all of Ciena’s directors, officers and employees. The Code of Business Conduct and Ethics reflects Ciena’s policy of dealing with all persons, including our customers, employees, investors, and suppliers, with honesty and integrity. All new employees are required to complete training on our Code of Business Conduct and Ethics, and we conduct both recurring employee affirmations with respect to our Code of Business Conduct and Ethics and periodic training and communication related to specific topics contained therein.

Code of Ethics for Directors

During fiscal 2017, we adopted a Code of Ethics for Directors, which supplements the obligations of directors under the Code of Business Conduct and Ethics and sets additional standards of conduct for Ciena directors. Among other things, the Code of Ethics for Directors outlines responsibilities of our directors with respect to their fiduciary duties, conflicts of interest, treatment of confidential Ciena information, communications and other compliance matters.

Code of Ethics for Senior Financial Officers

In accordance with the Sarbanes-Oxley Act of 2002, we maintain a Code of Ethics for Senior Financial Officers that is specifically applicable to Ciena’s Chief Executive Officer, Chief Financial Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of Ciena’s financial records and the preparation of financial statements filed with the SEC.

Each of these documents can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com. You may also obtain copies of these documents without charge by writing to: Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary.

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Board Leadership Structure

Lead Independent Director

Mr. Gallagher was appointed as Ciena’s new Lead Independent Director during fiscal 2017. The Lead Independent Director is responsible for coordinating the activities of the other independent directors and has the authority to preside at all meetings of the Board of Directors at which the Executive Chairman is not present, including executive sessions of the independent directors. The Lead Independent Director serves as principal liaison on Board-wide issues between the independent directors and the Executive Chairman, approves meeting schedules and agendas and monitors the quality of information sent to the Board. The Lead Independent Director may also recommend the retention of outside advisors and consultants who report directly to the Board of Directors. If requested by stockholders, when appropriate, the Lead Independent Director will also be available, as the Board’s liaison, for consultation and direct communication. The Lead Independent Director also assists the Governance and Nominations Committee in guiding both the Board’s annual self-assessment and the CEO succession planning process.

Separation of Chairman and CEO Roles

Although the Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman should be separate, Ciena has separately maintained these positions since 2001. Separating the Executive Chairman and Chief Executive Officer roles allows us efficiently to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership. Mr. Smith currently serves as Chief Executive Officer and Dr. Nettles, who served as Chief Executive Officer until Mr. Smith assumed that role in 2001, serves as Executive Chairman.

The Board believes that its leadership structure is appropriate for Ciena. Through the role of the Lead Independent Director, the independence of the Board’s committees, and the regular use of executive sessions of the independent directors, the Board is able to maintain independent oversight of our business strategies, annual operating plan, and other corporate activities. These features, together with the role and responsibilities of the Lead Independent Director described above, work to ensure a full and free discussion of issues that are important to Ciena and its stockholders. At the same time, the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Dr. Nettles brings to the role of Executive Chairman.

Board Oversight of Risk

The Board of Directors believes that risk management is an important part of establishing, updating and executing Ciena’s business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the company. The Board focuses its oversight on the most significant risks facing the company and on its processes to identify, prioritize, assess, manage and mitigate those risks.

Among other things, the Board annually reviews and considers Ciena’s long-term strategic plan, its annual financial and operating plan, and its enterprise risk management program. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the company, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the company.

The Board’s leadership structure, with a Lead Independent Director, separate Executive Chairman and CEO, independent Board committees with strong Chairs, the active participation of committees in the oversight of risk, and open communication with management, supports the risk oversight function of the Board.

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Each standing committee of the Board has the following risk oversight responsibilities and provides regular reports to the Board on at least a quarterly basis:

Audit Committee

Oversee management of financial risks associated with:

❖    accounting matters

❖    liquidity and credit risks

❖    corporate tax positions

❖    insurance coverage

❖    cash investment strategy

❖    financial results

Oversee financial and business process systems, including the re-engineering of Ciena’s corporate enterprise resource planning platform

Oversee management of risks relating to the performance of the company’s internal audit function and its independent registered public accounting firm

Oversee whistleblower complaints and internal investigations

Oversee the company’s systems of internal controls and disclosure controls and procedures

Oversee IT security matters

Compensation Committee

Oversee management of risks associated with:

❖    executive compensation

❖    overall compensation and benefit strategies

❖    compensation and benefit plans and arrangements

❖    compensation practices and policies

❖    Board of Directors’ compensation

Governance and Nominations Committee

Oversee management of risks associated with:

❖    corporate governance practices

❖    compliance and ethics program

❖    director independence

❖    Board composition

❖    Board performance

❖    annual assessment of Board effectiveness

Review and assess allocation of responsibility for risk oversight among the Board and its standing committees

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Composition and Meetings of the Board of Directors and its Committees

The table below details the composition of Ciena’s standing Board committees as of the end of fiscal 2017 and the number of Board and committee meetings held. Mr. Smith and Dr. Nettles do not serve on standing committees of the Board of Directors.

Director	Board	Audit Committee	Compensation Committee	Governance and Nominations Committee
Harvey B. Cash	✓		✓	✓
Bruce L. Claflin	✓	✓	✓
William D. Fathers	✓		✓	✓
Lawton W. Fitt	✓	Chair
Patrick T. Gallagher	Lead Independent Director		✓	Chair
Patrick H. Nettles, Ph.D.	Executive Chairman
T. Michael Nevens	✓	✓
Judith M. O’Brien	✓		Chair	✓
Michael J. Rowny	✓	✓
Gary B. Smith	✓
Fiscal 2017 Meetings	10	8	7	5

Except for Mr. Cash, each of our directors attended at least 75% in the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served during fiscal 2017. Mr. Cash was unable to attend several meetings during fiscal 2017 due to health-related reasons. Ciena encourages, but does not require, members of the Board of Directors to attend the Annual Meeting, and seven of Ciena’s then nine directors participated in the virtual Annual Meeting last year.

Audit Committee

The Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has determined that each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the independence standards of The New York Stock Exchange. The Board of Directors has determined that each member of the Audit Committee is financially literate, as interpreted by the Board in its business judgment. The Board has also determined that Mr. Rowny is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act and an “independent director” as independence for audit committee members is defined in The New York Stock Exchange listing standards.

Among its responsibilities, the Audit Committee appoints and establishes the compensation for Ciena’s independent registered public accounting firm, approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by Ciena to prepare its periodic reports, reviews and approves Ciena’s critical accounting policies, discusses audit plans and reviews results of the audit engagement with Ciena’s independent registered public accounting firm, obtains and reviews a report of Ciena’s independent registered public accounting firm describing certain matters required by the listing standards of The New York Stock Exchange, reviews the independence of Ciena’s independent registered public accounting firm, oversees Ciena’s internal audit function and Ciena’s accounting processes, including the adequacy of its internal controls over financial reporting and, where it determines to do so, makes recommendations to the Board of Directors with respect to rotation of the lead partner or the independent registered public accounting firm. Ciena’s independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee also reviews and considers any related person transactions in accordance with our Policy on Related Person Transactions and applicable rules of The New York Stock Exchange.

The Audit Committee is also responsible for a variety of other functions, including oversight of Ciena’s financial and business process systems, including completion of the upgrade of Ciena’s corporate enterprise resource planning platform, and oversight of IT security matters.

Governance and Nominations Committee

The Governance and Nominations Committee reviews, develops and makes recommendations regarding various matters related to the Board of Directors, including its size, composition, standing committees and practices. The Governance and Nominations Committee also reviews and implements corporate governance policies, practices and procedures. The Governance and Nominations Committee conducts an annual review of the performance and effectiveness of the Board of Directors, its standing committees, and its individual members. The Governance and Nominations Committee is also responsible for making

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recommendations to the Board of Directors regarding the composition and independence of its non-employee members. The members of the Governance and Nominations Committee are all independent directors under applicable rules of The New York Stock Exchange.

The Governance and Nominations Committee may also consider recommendations for nomination from other sources and interested parties, including Ciena’s officers, directors and stockholders. In considering these recommendations, the Governance and Nominations Committee applies the same standards described in “Director Qualifications” above, and considers the current size and composition of the Board, and the needs of the Board and its committees. When appropriate, the Governance and Nominations Committee may retain executive recruitment firms to assist in identifying suitable candidates. Stockholders who wish to recommend potential nominees may address their recommendations in writing to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. For a description of the process by which stockholders may nominate directors in accordance with our bylaws, please see “Stockholder Proposals for 2019 Annual Meeting” below.

Compensation Committee

The Compensation Committee has responsibility, authority and oversight relating to the development of Ciena’s overall compensation strategy and compensation programs. The Compensation Committee establishes our compensation philosophy and policies, and it oversees compensation plans for our executive officers and non-executive employees. Beginning with our 2018 director compensation program, the Committee also has oversight responsibility for the compensation program for Ciena’s non-employee directors. The Compensation Committee seeks to ensure that our compensation policies and practices promote stockholder interests and support our compensation objectives and philosophy. Ciena’s compensation program for our executive officers focuses on addressing the following principal objectives:

•	attract and retain talented executives by offering competitive compensation packages;

•	motivate our executive officers to achieve strategic and tactical objectives, including the profitable growth of Ciena’s business;

•	align executive compensation with stockholder interests;

•	reward our executive officers for individual, functional and corporate performance; and

•	promote a pay-for-performance culture.

In making compensation decisions, the Compensation Committee also seeks to promote teamwork among and high morale within our executive team.

The Compensation Committee determines the compensation of our executive officers. As part of this determination, the Compensation Committee annually evaluates the performance of our CEO and our Executive Chairman and considers evaluations by or recommendations from our CEO regarding our other executive officers. The Committee also receives information and advice from its compensation consultant, as described below. The Committee reviews and has final authority to approve and make decisions with respect to the compensation of our executive officers. Our executive officers, including our CEO, do not participate in the determination of their own compensation, and with the exception of our CEO, do not play any role in determining or recommending the amount of executive officer compensation. For detailed information regarding the Compensation Committee, its determination of the form and amount of compensation paid to our executive officers, including the “Named Executive Officers,” and Mr. Smith’s role in such determinations, see “Compensation Discussion and Analysis” below.

The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and are independent directors under The New York Stock Exchange listing standards for purposes of compensation committee service. The Compensation Committee’s charter permits the Committee to delegate authority to our CEO to make equity awards in connection with new hires and promotions and other discretionary awards. The Board of Directors has delegated limited authority to Mr. Smith to make equity awards to employees who are not part of the executive leadership team, within certain parameters and guidelines related to the size, terms and conditions of such awards. The Compensation Committee regularly reviews at its meetings quarterly and year-to-date grant activity pursuant to this delegated authority.

Compensation Consultant. To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to compensation of our executive officers during fiscal 2017, the Committee engaged Compensia, Inc., a national compensation consulting firm. Prior to engaging Compensia, the Committee considered and assessed Compensia’s independence. To ensure Compensia’s continued independence and to avoid any actual or apparent conflict of interest, the Committee does not permit Compensia to be engaged to perform any services for Ciena beyond those services provided to the Committee. The Committee has sole authority to retain or terminate Compensia as its executive compensation consultant and to approve its fees and other terms of engagement. The Committee regularly, but not less than annually, considers the independence of its compensation consultant and determines whether any related conflicts of interest require disclosure.

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In establishing executive compensation for fiscal 2017, the Compensation Committee relied upon Compensia to:

•	assist in the selection of a group of peer companies;

•	provide information on compensation paid by such peer companies to their executive officers;

•	analyze compensation survey data to supplement publicly available information on compensation paid by peer companies;

•	advise on alternative structures or, forms of compensation and allocation considerations;

•	advise on appropriate levels of compensation for the Named Executive Officers and the other members of the executive team; and

•	prepare “tally sheets” showing, for each executive officer, all elements of compensation received in previous fiscal years, equity grant detail, the projected value of vested and unvested equity awards outstanding, and a comparative analysis of compensation relative to the peer group.

In addition to its advisory work regarding executive compensation during fiscal 2017, Compensia was engaged by the Compensation Committee to provide assistance in evaluating the compensation of the non-employee directors as set forth below, to participate in and provide assistance with respect to the Committee’s annual compensation risk assessment, and to review the “Compensation Discussion and Analysis” included in this proxy statement. Compensia was also engaged to provide data and analysis in connection with the amendment in December 2017 of our stock ownership guidelines for executive officers and non-employee directors.

Compensation Committee Interlocks and Insider Participation

Messrs. Cash, Claflin, Fathers and Gallagher and Ms. O’Brien, who comprised the Compensation Committee as of the end of fiscal 2017, are independent directors and were not, at any time during fiscal 2017, or at any other time, officers or employees of Ciena. During fiscal 2017, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

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DIRECTOR COMPENSATION

Our director compensation program is designed both to attract and to fairly compensate highly qualified, non-employee directors to represent our stockholders on the Board of Directors and to act in the stockholders’ best interests. The director compensation program for fiscal 2017 was recommended by the Governance and Nominations Committee and approved by our Board of Directors. Beginning with our fiscal 2018 director compensation program, the Compensation Committee assumed primary responsibility for reviewing and recommending any changes to our director compensation program, with any changes still to be approved by the full Board. Our executive officers do not play any role in determining or recommending the amount of non-employee director compensation, except that Mr. Smith and Dr. Nettles vote on the recommendations of the Compensation Committee in their capacities as members of the Board of Directors.

Our Board of Directors includes two Ciena executive officers: Dr. Nettles, who serves as our Executive Chairman of the Board, and Mr. Smith, who serves as our Chief Executive Officer. Dr. Nettles does not receive cash compensation for his service as a director, and Mr. Smith does not receive any compensation for his service as a director. Information regarding equity compensation to Dr. Nettles during fiscal 2017 can be found in the tabular disclosure below. Information regarding the determination of Mr. Smith’s compensation can be found in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” below.

Fiscal 2017 Board Compensation

For the purpose of determining non-employee director compensation for fiscal 2017, the Compensation Committee engaged Compensia to assist in evaluating the competitiveness of our director compensation program, which evaluation was then reviewed by the Governance and Nominations Committee. The Governance and Nominations Committee considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. The Governance and Nominations Committee also specifically considered the amounts payable under and the various components of our director compensation program, as well as the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive compensation. After considering those factors and based on the recommendation of the Governance and Nominations Committee, the Board of Directors decided to modify slightly the director compensation program for fiscal 2017 in order to better align with the market median. Specifically, the Board agreed to (i) increase the annual retainer for the Lead Independent Director from $10,000 to $20,000, and (ii) increase the target value for initial and annual equity awards to non-employee directors and the Executive Chairman from $175,000 to $200,000. The Board did not make any other changes to director compensation for fiscal 2017.

Cash Compensation

Our cash compensation program for non-employee directors for fiscal 2017 was as follows:

Cash Compensation	Amount ($)
Annual Retainer — Non-Employee Director	$60,000
Additional Annual Retainer — Lead Independent Director	$20,000
Additional Annual Retainer — Audit Committee	$35,000 (Chair) $15,000 (other members)
Additional Annual Retainer — Compensation Committee	$25,000 (Chair) $10,000 (other members)
Additional Annual Retainer — Governance and Nominations Committee	$15,000 (Chair) $ 6,000 (other members)

Under this program, our non-employee directors are not entitled to receive meeting attendance fees unless the Board, or any standing Board committee, is required to hold an unusually high number of meetings. In the event that the Board or a standing Board committee holds more than ten meetings in a fiscal year, each non-employee director (as applicable) will be entitled to receive an additional $1,500 per meeting for the Chair, or an additional $1,000 per meeting for other members. In the event that the Board, or a standing Board committee, creates a special committee or subcommittee that holds more than three meetings in a fiscal year, each non-employee director serving on that committee or subcommittee will be entitled to receive an additional $1,000 per meeting. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

We pay the retainer fees set forth above in quarterly installments. Meeting attendance fees, when applicable, are generally paid promptly following the end of the fiscal year.

  2018 Proxy Statement   21

Equity Compensation

Our equity compensation program for non-employee directors and Dr. Nettles for fiscal 2017 was as follows:

Equity Compensation	Target Delivered Value ($)
Initial RSU Award — Upon Director Election or Appointment	$200,000
Annual RSU Award — Non-Employee Directors and Executive Chairman	$200,000

The actual number of shares underlying restricted stock unit (“RSU”) awards granted to directors is determined based on the average closing price of Ciena’s common stock over the 30-day period immediately prior to the date of grant. Initial equity awards are made in connection with initial election or appointment to the Board of Directors, with the target delivered value prorated for the fiscal year based on the date of election or appointment. Initial equity awards vest on or about the one-year anniversary of the grant date. Annual equity awards are made on the date of each Annual Meeting of Stockholders and vest on or about the one-year anniversary of the grant date. Vesting of the RSU awards is subject to acceleration upon the director’s death, disability, retirement, or upon or in connection with a change in control of Ciena. Delivery of the shares upon vesting is subject to any applicable instruction provided by the director under the Deferred Compensation Plan described below.

Director Compensation Limits

Our 2017 Omnibus Incentive Plan (“2017 Plan”) imposes a $500,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (i) cash compensation, and (ii) the grant date fair value of equity compensation under the 2017 Plan. This limitation, however, would not apply to the extent a non-employee director has been or becomes an employee of Ciena during such fiscal year. In addition, the Board retains discretion to provide further exceptions for one or more individual non-employee directors in extraordinary circumstances, such as service on a special transaction or litigation committee of the Board, provided that the director that is the subject of such exception may not participate in any decision with respect thereto.

Director Compensation Table

The following table and the accompanying footnotes describe the “total compensation” earned by our non-employee directors and Dr. Nettles during fiscal 2017:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick H. Nettles, Ph.D.	—	$ 190,420	$154,501	$ 344,921
Harvey B. Cash	$87,521	$ 190,420	—	$ 277,941
Bruce L. Claflin	$85,000	$ 190,420	—	$ 275,420
William D. Fathers	$15,000	$ 106,042	—	$ 121,042
Lawton W. Fitt	$95,000	$ 190,420	—	$ 285,420
Patrick T. Gallagher	$93,479	$ 190,420	—	$ 283,899
T. Michael Nevens	$75,000	$ 190,420	—	$ 265,420
Judith M. O’Brien	$91,000	$ 190,420	—	$ 281,420
Michael J. Rowny	$75,000	$ 190,420	—	$ 265,420

(1)	Reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the retainers and meeting attendance fees described in “Cash Compensation” above.

(2)

The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted during fiscal 2017, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The aggregate grant date fair value is calculated using the closing price of Ciena common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. For each director other than Mr. Fathers, the aggregate grant date fair value in the above table was calculated using the closing price of Ciena common stock on March 23, 2017, the grant date for each such director’s annual award. Each of these awards was granted under the 2008 Omnibus Incentive Plan (“2008 Plan”) and vests on the one-year anniversary of the grant date. For Mr. Fathers, the aggregate grant date fair value in the above table was calculated using the closing price of Ciena common stock on September 1, 2017, the grant date for his initial equity award. This award was granted under the 2017 Plan and

22      2018 Proxy Statement

vests on September 20, 2018. The 2017 Plan was approved by stockholders at the 2017 Annual Meeting of Stockholders, and thereafter we ceased making awards under the 2008 Plan. The aggregate grant date fair values will likely vary from the actual amount ultimately realized by any director based on a number of factors, including the number of shares that ultimately vest, the effect of any deferral elections, the timing of any sale of shares, and the market price of Ciena common stock at the time of disposition.

(3)	Non-employee directors do not receive any perquisites or other personal benefits or property as part of their compensation. Dr. Nettles does not receive cash compensation for his service as a director; the amount reported as “All Other Compensation” for Dr. Nettles reflects (a) his annual base salary for service as an executive officer of Ciena during fiscal 2017 and (b) Section 401(k) plan matching contributions paid by Ciena and available to all full-time U.S. employees on the same terms.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table sets forth, on an aggregate basis, information related to the outstanding unexercised stock options and unvested RSU awards held by each of the non-employee directors and Dr. Nettles as of the end of fiscal 2017. We have not granted stock options to our non-employee directors since fiscal 2006.

Outstanding Equity Awards at Fiscal Year-End

	Unexercised Option Awards		Stock Awards

Name	Aggregate Number of Shares Underlying Exercisable Options (#)	Aggregate Number of Shares Underlying Unexercisable Options (#)	Aggregate Number of Unvested Shares or Units (#)
Patrick H. Nettles, Ph.D.	—	—	17,158
Harvey B. Cash	—	—	17,158
Bruce L. Claflin	—	—	17,158
William D. Fathers	—	—	4,807
Lawton W. Fitt	—	—	17,158
Patrick T. Gallagher	—	—	17,158
T. Michael Nevens	—	—	17,158
Judith M. O’Brien	—	—	17,158
Michael J. Rowny	—	—	17,158

Deferral of Director Compensation

We maintain the Ciena Corporation Deferred Compensation Plan, which allows our U.S.-based directors (as well as certain U.S.-based senior management employees) to defer elements of their annual compensation. Directors may defer up to 100% of their annual cash retainer and annual equity compensation.

Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred, the deferral period, and the form of distribution of their compensation. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of Ciena common stock. Distributions may be made in a lump sum or installments, as designated by the participating director, subject to early distribution of vested awards in a lump sum in the event of the participant’s death or termination of service, a change in control of Ciena or termination of the plan.

  2018 Proxy Statement   23

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Ciena’s consolidated financial statements for the fiscal year ending October 31, 2018, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our consolidated financial statements annually since Ciena’s incorporation in 1992. A representative of PwC is expected to attend this year’s Annual Meeting. He or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board of Directors to select PwC as Ciena’s independent registered public accounting firm for fiscal 2018, the Audit Committee has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC, and has determined that retention of PwC is in the best interests of Ciena and its stockholders. Information regarding fees billed by PwC for our 2016 and 2017 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Proposal No. 2 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2018

24      2018 Proxy Statement

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees that PwC billed to Ciena for professional services rendered for fiscal years 2016 and 2017.

Fee Category	Fiscal 2016	Fiscal 2017
Audit Fees	$3,502,547	$3,696,825
Audit-Related Fees	—	—
Tax Fees	—	14,540
All Other Fees	383,910	—

Total Fees	$3,886,457	$3,711,365

Audit Fees. This category of the table above includes fees for the integrated audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. The preparation of Ciena’s audited financial statements includes compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the preparation by PwC of a report expressing its opinion regarding the effectiveness of our internal control over financial reporting. Audit fees reflect PwC’s integrated audits of financial statements for Ciena Corporation.

Audit-Related Fees. This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” There were no audit-related fees in fiscal 2016 or fiscal 2017.

Tax Fees. This category of the table above includes fees for tax compliance, tax advice, and tax planning.

All Other Fees. This category of the table above includes fees for services provided by PwC that are not included in the other fee categories reported above. All other fees relate to advisory services in support of management’s strategy and assessment of (a) requirements and capabilities with respect to a system re-engineering project relating to Ciena’s enterprise resource planning platform and (b) supply chain advisory work.

Pre-Approval of Services

The Audit Committee pre-approves all services provided by our independent registered public accounting firm, including audit services (such as statutory audit engagements as required under local law of foreign jurisdictions) and non-audit services. For audit services with respect to Ciena Corporation, each year our independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee certain non-audit services for which it recommends the independent registered public accounting firm be engaged to provide, and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

To ensure prompt handling of unexpected matters, the Audit Committee has authorized its Chair to amend or modify the list of approved permissible non-audit services and fees. If the Chair exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.

In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2016 and 2017 were pre-approved by the Audit Committee.

  2018 Proxy Statement   25

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Ciena specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including by assessing and monitoring the quality and integrity of Ciena’s accounting systems and practices, financial information and financial reporting practices, potential financial, legal and regulatory exposures, systems of internal controls, internal audit function and the independent audit process. Ciena’s management is responsible for Ciena’s financial statements, and its independent registered public accounting firm is responsible for planning and conducting an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Audit Committee operates under a written charter that describes the scope of its responsibilities, and which is available on the “Corporate Governance” page of the “Investors” section at www.ciena.com.

During fiscal 2017, the Audit Committee discussed with PricewaterhouseCoopers LLP (“PwC”), Ciena’s independent registered public accounting firm, the overall scope and plans for the audit. The Audit Committee met regularly with PwC, with and, at times, without management present, to discuss the results of PwC’s examinations, evaluations of Ciena’s internal controls over financial reporting and the overall quality of Ciena’s financial reporting practices. The Audit Committee also met with Ciena’s management during fiscal 2017 to consider Ciena’s internal controls over financial reporting and Ciena’s disclosure controls and procedures.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2017 with management and with PwC.

2. The Audit Committee has discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3. The Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

4. Based on its review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2017 be included in Ciena’s Annual Report on Form 10-K for fiscal 2017, for filing with the SEC.

Submitted by the members of the Audit Committee:

Lawton W. Fitt (Chair)

Bruce L. Claflin

T. Michael Nevens

Michael J. Rowny

26      2018 Proxy Statement

OWNERSHIP OF SECURITIES

The following table sets forth, as of January 22, 2018, the beneficial ownership of Ciena’s common stock for the following persons:

•	each stockholder (including any group as such term is used in Section 13(d)(3) of the Exchange Act) known by us to beneficially own more than 5% of our common stock;

•	our Chief Executive Officer and each other Named Executive Officer (as that term is defined in the “Executive Compensation Tables” below);

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Certain information in the table concerning beneficial owners other than our directors and executive officers is based on information contained in filings made by such beneficial owners with the SEC.

Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise or conversion of any stock option, stock award, or other similar right. Beneficial ownership reported by certain stockholders of greater than 5% of our common stock also includes shares underlying outstanding convertible notes issued by Ciena, as set forth in the footnoted details. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of January 22, 2018, there were 144,319,503 shares of Ciena common stock outstanding.

Name of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Beneficial Ownership Total (3)	Percent of Outstanding Shares (%)
More than 5% Stockholders
BlackRock, Inc. (4)	15,147,611	—	15,147,611	10.50%
The Vanguard Group, Inc. (5)	11,027,426	—	11,027,426	7.64%
The Bank of New York Mellon Corporation (6)	9,913,259	—	9,913,259	6.87%
Invesco Ltd. (7)	8,426,877	—	8,426,877	5.84%

Directors & Named Executive Officers
Patrick H. Nettles, Ph.D. (8)	396,178	20,509	416,687	*
Gary B. Smith	314,972	26,639	341,611	*
James E. Moylan, Jr.	286,805	8,655	295,460	*
Stephen B. Alexander	60,654	5,889	66,543	*
Rick L. Hamilton	2,526	4,107	6,633	*
David M. Rothenstein	207,069	6,188	213,257	*
Harvey B. Cash	21,113	81,571	102,684	*
Bruce L. Claflin	55,654	17,259	72,913	*
William D. Fathers	—	—	—	—
Lawton W. Fitt	3,928	81,571	85,499	*
Patrick T. Gallagher	33,433	14,009	47,442	*
T. Michael Nevens	17,607	14,009	31,616	*
Judith M. O’Brien (8)	7,379	60,811	68,190	*
Michael J. Rowny	3,571	81,571	85,142	*

All executive officers and directors (18 persons)	1,558,133	439,766	1,997,899	1.38%

*	Represents less than 1% of outstanding shares.

  2018 Proxy Statement   27

(1)	Excludes shares that may be acquired through the exercise of stock options, the vesting of restricted stock units or other convertible equity incentive awards. May include shares underlying Ciena’s outstanding convertible notes to the extent not specifically identified in the SEC reports below.

(2)	Except as otherwise set forth in the footnotes below, for our executive officers represents shares of common stock that can be acquired upon the exercise of stock options and vesting of restricted stock units within 60 days of the date of this table. For non-employee directors, amounts reported also include shares underlying vested restricted stock units deferred pursuant to our Deferred Compensation Plan. For some stockholders, amounts reported include shares underlying Ciena’s outstanding convertible notes.

(3)	Except as indicated in the footnotes to this table or as set forth in the SEC reports identified below, we believe the persons named in this table, based on information they have furnished to us or the SEC, have sole voting and investment power with respect to all shares of common stock reported as beneficially owned by them, subject to community property laws where applicable.

(4)	Stockholder’s address is 55 East 52nd Street, New York, NY 10022. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on January 19, 2018 and reflects beneficial ownership by stockholder in its capacity as a parent holding company and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 14,826,257 shares and sole dispositive power with respect to 15,147,611 shares.

(5)	Stockholder’s address is 100 Vanguard Blvd, Malvern, PA 19355. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 10, 2017 and reflects beneficial ownership by stockholder in its capacity as investment advisor and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 274,238 shares, shared voting power with respect to 13,500 shares, sole dispositive power with respect to 10,747,588 shares and shared dispositive power with respect to 279,838 shares.

(6)	Stockholder’s address is 225 Liberty Street, New York, New York 10286. Ownership information is based solely on a Schedule 13G filed by stockholder with the SEC on February 3, 2017 and reflects beneficial ownership by stockholder in its capacity as investment advisor and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 9,030,965 shares, shared voting power with respect to 1,449 shares, sole dispositive power with respect to 9,834,260 shares and shared dispositive power with respect to 78,999 shares.

(7)	Stockholder’s address is 1555 Peachtree Street, NE, Suite 1800, Atlanta GA 30309. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 7, 2017 and reflects beneficial ownership by stockholder in its capacity as an investment advisor. Stockholder disclaims any beneficial interest in any of the shares reported above. Stockholder has sole voting power with respect to 8,170,476 shares, sole dispositive power with respect to 8,426,877 shares.

(8)	Voting and investment power is shared with spouse.

28      2018 Proxy Statement

RISK ASSESSMENT OF COMPENSATION PRACTICES

During fiscal 2017, at the request and direction of the Compensation Committee, management conducted an assessment of the risks associated with Ciena’s compensation policies and practices.

ELEMENTS OF ASSESSMENT

❖	review of plans, policies and procedures relating to the components of our various compensation programs

❖	review of incentive-based cash and equity compensation features

❖	identification of any regional or functional distinctions in our compensation programs

❖	identification of compensation design features that could potentially encourage excessive or imprudent risk taking, and identification of business risks that these features could potentially encourage

❖	consideration of the presence or absence of appropriate controls, oversight or other factors that mitigate potential risks

❖	consideration of risks related to our compensation policies and practices and the potential for such risks to result in a material adverse effect on Ciena as a whole

Although the Compensation Committee considered all elements of our compensation programs, it paid particular attention in fiscal 2017 to any additions, modifications or revisions to such programs during the current and preceding fiscal years, and how these changes affected the strengths, weaknesses or controls related to such programs. Significant year-over-year changes included the adoption of both a new equity incentive compensation plan and a new deferred compensation plan for U.S.-based directors and senior management employees. The Compensation Committee also focused its assessment on performance-based incentive compensation programs involving variable payouts and compensation programs impacting our executive team. In substantially all cases, compensation programs were found to be centrally designed and administered and, excluding sales incentive compensation, substantially identical across function and geography. And, the objectives used to determine incentive compensation were found to be based primarily on Ciena’s reported financial results and other performance-based corporate performance goals used to manage the business or derived from Ciena’s annual operating plan approved by the Board of Directors.

In addition, the assessment identified significant controls and other mitigating factors that serve to offset elements of Ciena’s compensation policies and practices that may introduce risk.

CONTROLS AND MITIGATING FACTORS

❖	oversight of major incentive compensation programs and decision-making by the Compensation Committee, which, in most cases, retains the ability to adjust elements of incentive compensation in its discretion

❖	robust internal controls over financial reporting and compensation practices regularly reviewed and/or tested by internal auditors and subject to testing as part of the annual independent integrated audit by our external auditors

❖	appropriate segregation of duties

❖	Audit Committee oversight and review of financial results and non-GAAP adjustments used in certain components of incentive compensation

❖	presence of and training relating to corporate standards of business conduct and ethics

❖	substantial alignment of compensation and benefits for executive and non-executive salaried employees

❖	stock ownership guidelines that were amended during 2017 to substantially increase minimum ownership requirements and which are designed to ensure alignment of interests with stockholders

❖	a recoupment or “clawback” feature for incentive compensation awarded under Ciena’s 2017 Plan that, in addition to being applicable to those executive officers covered by the requirements of the Sarbanes-Oxley Act of 2002, is applicable to any award recipient who knowingly, or through gross negligence, engages in or fails to prevent misconduct resulting in material non-compliance with financial reporting requirements under the securities laws

Based on the assessment and factors described above, the Compensation Committee determined that the risks associated with Ciena’s compensation policies and practices are not reasonably likely to result in a material adverse effect on Ciena.

  2018 Proxy Statement   29

COMPENSATION DISCUSSION AND ANALYSIS

The following “Compensation Discussion and Analysis” describes our executive compensation program and the compensation-related decisions for fiscal 2017 made by the Compensation Committee of the Board of Directors (the “Committee”) for the Named Executive Officers (the “NEOs”) who are set forth below:

Gary B. Smith President and Chief Executive Officer (CEO) Mr. Smith joined Ciena in 1997 and has served as CEO since May 2001.

James E. Moylan, Jr. Senior Vice President and Chief Financial Officer (CFO) Mr. Moylan joined Ciena as CFO in December 2007.		Stephen B. Alexander Senior Vice President and Chief Technology Officer (CTO) Mr. Alexander joined Ciena in 1994 and has served as CTO since September 1998.

Rick L. Hamilton Senior Vice President Global Software and Services Mr. Hamilton joined Ciena in 2016 and has served in his current role since February 2017.		David M. Rothenstein Senior Vice President, General Counsel and Secretary Mr. Rothenstein joined Ciena in 2001 and has served as General Counsel since November 2008.

Also included as an NEO for fiscal 2017 is François Locoh-Donou, our former Senior Vice President and Chief Operating Officer. As previously disclosed, Mr. Locoh-Donou resigned as our COO effective as of March 23, 2017.

30      2018 Proxy Statement

Compensation Discussion & Analysis

  2018 Proxy Statement   31

Executive Summary

Contained below, and elsewhere in this proxy statement, are certain non-GAAP measures of Ciena’s financial performance for fiscal 2016 and 2017. These measures, along with their corresponding GAAP measures and reconciliations thereto, have been previously disclosed in exhibits to Ciena’s Current Report on Form 8-K furnished with the SEC on December 7, 2017. Also see “Non-GAAP Measures” below for more information on the use of these measures.

Fiscal 2017 Executive Compensation

❖   73% of CEO target total direct compensation was in the form of equity awards and 59% was performance-based

❖   CEO and other NEOs did not receive base salary increases

❖   CEO did not receive increase to target bonus opportunity, while two NEOs received increases to target bonus opportunities – one based on a larger role and one to promote internal alignment in compensation structure

❖   With one exception, annual equity awards to NEOs were identical to fiscal 2016 target delivered value. However, due to stock price fluctuations, the fiscal 2017 grant date fair value as calculated for accounting purposes increased substantially as compared to fiscal 2016. See “Equity Compensation – Equity Award Values” below for an explanation of the impact of the trading price on the grant date fair value as compared to fiscal 2016.

❖   Based on performance against aggressive fiscal 2017 objectives, NEOs received bonuses at 100% of target and earned performance stock units at 90% of target

Strong Pay Practices

❖   Core governance principles and practices are employed to align executive compensation with stockholder interests

❖   Annual cash incentive bonuses are based on combination of corporate financial and operating objectives

❖   Equity awards make up a significant portion of overall executive compensation, are largely performance-based and are tied to different performance objectives than annual cash incentive bonuses

Fiscal 2017 Company Performance

❖   Increased annual revenue from $2.6 to $2.8 billion, reduced adjusted operating expense as a percentage of revenue from 34.1% to 33.2%, and increased adjusted operating margin from 11.4% to 11.9%

❖   Significantly strengthened the balance sheet, reducing gross debt-to-EBITDA leverage ratio from 4.4x to 2.8x and ending year with net cash of $33 million

❖   Achieved another year of outstanding product innovation, including the introductions of our leading WaveLogic Ai coherent chipset, our Liquid Spectrum solution and Blue Planet MCP domain controller

Why you should vote FOR our “Say-on-Pay” Proposal

❖   At our 2017 Annual Meeting of Stockholders, 91% of stockholder votes cast were in favor of our executive compensation program

❖   Key elements of our executive compensation program remain essentially unchanged

❖   Our overall fiscal 2017 executive compensation was reasonable and appropriate in light of Ciena’s business and financial performance

❖   See Proposal No. 3 for additional information on our annual advisory “Say-on-Pay” vote

32      2018 Proxy Statement

Overview

Fiscal 2017 Executive Compensation

Highlights of our executive compensation program for fiscal 2017 are as follows:

Base Salaries	Target Cash incentives

Did not increase the base salaries of the CEO or the other NEOs.

Did not increase the target cash incentive opportunities for the CEO, and increased the target cash incentive opportunities for two NEOs – one based on a larger role and one to promote internal alignment.

Equity Award Values	Equity Award Structure

Except for one role-based increase, delivered annual equity awards for the NEOs that were identical to fiscal 2016 target delivered value. However, grant date fair value increased substantially from the previous year due to stock price fluctuations.

Continued to structure the equity awards so that 60% of the target award value for the CEO, and 50% of the target award value for the other NEOs, was allocated to at-risk, performance-based equity, with attainment linked to objectives critical to achieving both longer-term growth and nearer-term profitability, and delivery of shares subject to additional service (vesting) requirements.

of our CEO’s target total direct compensation was in the form of equity awards	of our CEO’s target total direct compensation was completely “at-risk” based on our performance against measurable objectives

CEO FY 2017 Target Total Direct Compensation Mix

A detailed discussion relating to each element of executive compensation and the decisions summarized above is included in “Elements of Compensation” below.

The following discussion provides additional detail and analysis regarding the Committee’s specific decisions relating to compensation of our NEOs for fiscal 2017, including the background, considerations and other factors that influenced such decisions.

33      2018 Proxy Statement

Executive Compensation Best Practices

The Committee’s fiscal 2017 compensation decision-making reflects the following core governance principles and practices that we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we believe they would not serve our stockholders’ long-term interests.

WHAT WE DO

Ensure independence in establishing our executive compensation program.

Executive compensation is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee relies upon input from a compensation consultant who is retained directly by the Committee, whose independence is assessed annually, and who does not perform additional consulting or other services for Ciena or its management.

Align compensation with stockholder interests. We maintain compensation plans and programs that are transparent, easily understood and meet fiduciary commitments to stockholders.

Maintain stock ownership requirements.

Our NEOs are subject to stock ownership requirements to align the interests of our leadership with those of our stockholders. In December 2017, the Committee substantially increased the minimum ownership requirements and added a new stock holding requirement until those minimum levels are achieved.

Use rigorous performance goals.

We use objective performance-based goals in our cash and equity incentive plans that are rigorous, directly aligned with the financial and operational objectives established in our strategic plan and our annual operating plan approved by the Board, and designed to motivate executive performance.

Align pay with performance.

A significant portion of the potential compensation of our NEOs is not guaranteed but is linked to the achievement of short-term or long-term corporate and financial performance goals. We incorporate upside potential in our cash and equity incentive plans for outstanding performance and downside risk for underperformance.

Maintain a compensation recovery (“clawback”) policy.

We maintain a compensation recoupment policy that applies to our equity incentive plan awards, cash incentive plan awards, sales incentive plan compensation and severance benefit plan payments.

Assess risks relating to our executive compensation program.

The Committee annually conducts a risk assessment to determine whether any of our executive or other compensation programs create risks that are reasonably likely to have a material adverse effect on Ciena.

Provide only a limited set of executive perquisites.

Our NEOs are eligible for the same benefits as salaried employees and receive only limited perquisites, generally consisting of annual physical examinations as well as tax preparation and financial planning services, both of which are made available to other senior employees.

WHAT WE DON’T DO

Offer income tax gross-ups. We do not provide executive officers with income gross-ups for any compensation elements or personal benefits, except for certain limited expenses related to relocation.

Permit “single trigger” change in control benefits.

We do not provide for the payment of severance benefits based solely on a change in control of our company. Rather, our change in control severance agreements are “double trigger” arrangements that require a termination or constructive termination of employment directly prior to or following a change in control of Ciena before severance benefits are triggered.

Provide excise tax gross-ups. We do not provide excise tax gross-ups for benefits under our change in control severance agreements.

Allow for hedging or pledging of company securities.

Our insider trading policy generally prohibits our NEOs and directors from pledging Ciena stock or engaging in short sales of Ciena stock and other similar transactions that could be used to hedge or offset any decrease in the value of Ciena securities.

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Participants and Comparative Framework

Participants in Compensation-Setting Process

Compensation Committee. The Committee oversees Ciena’s compensation programs and has final authority to approve and make decisions with respect to the compensation of Ciena’s executive officers. For a discussion regarding the Committee’s compensation philosophy and the principal objectives of our compensation programs, see “Corporate Governance and the Board of Directors – Composition and Meetings of the Board of Directors and its Committees – Compensation Committee” above.

Independent Compensation Consultant. In its annual review and determination of executive compensation, the Committee is assisted by Compensia, Inc., a national compensation consulting firm. Compensia is engaged by the Committee and, in order to maintain its independence, does not perform additional consulting or other services for Ciena or its management. The Committee assesses the independence of its compensation advisor on an annual basis. For a discussion regarding Compensia, the scope of its engagement by the Committee and its involvement in our compensation-setting process, see “Corporate Governance and the Board of Directors – Composition and Meetings of the Board of Directors and its Committees – Compensation Committee” above.

Chief Executive Officer. Our executive officers, including our CEO, do not participate in the determination of their own compensation. Our CEO works with the Chair of the Compensation Committee to develop proposed compensation packages for our other executive officers, including the other NEOs. Based on his review and assessment of each executive officer’s overall performance, success in executing against corporate and functional goals, criticality of function, experience, expertise, retention concerns, existing equity holdings, and compensation relative to other executive officers, as well as the Market Data (as defined below), our CEO provides recommendations to the Committee with respect to the base salary, target bonus percentage, and annual equity award for each executive officer. Because our CEO works most closely with and supervises our executive team, the Committee believes that his input provides critical insight in evaluating their performance. Our CEO also provides the Committee with additional information regarding the effect of market or competitive forces, changes in strategy or priorities upon an individual’s performance, and any other specific challenges faced or overcome by each person or the function that they lead during the prior fiscal year. We have identified below, with regard to any particular NEO or element of compensation, whether the Committee’s assessment of our CEO’s recommendations or other qualitative factors significantly affected the compensation components or level of compensation awarded to such NEO.

Comparative Framework

Peer Group. To assist in the selection of a group of peer companies against which to compare existing and proposed executive compensation levels for fiscal 2017, at the request of the Compensation Committee, Compensia screened all U.S.-based publicly traded companies in the technology industry using several quantitative and qualitative criteria, including those listed below. Among the criteria, the Committee considered revenue as the criterion with the highest relevance in selecting peer companies.

Following Compensia’s analysis, the Committee removed JDS Uniphase because it had been spun out into two separate public companies, and replaced it with Viavi Solutions, one of the two newly-formed companies and representing the majority of JDSU’s previous business. Although Viavi Solutions was slightly below the revenue criterion range, it satisfied four of the other designated criteria. The Committee elected to retain the other 14 companies in the existing peer group. Based on this analysis, the Committee determined that the following peer group constituted an appropriate comparative reference for determining executive compensation in fiscal 2017 (the “Peer Group”):

ARRIS Group Brocade Communications Cadence Design Systems CommScope Holding EchoStar F5 Networks Finisar Frontier Communications Harris JDS Uniphase. Juniper Networks NETGEAR Polycom ViaSat Xilinx

Revenue

~0.5x to ~2.0x Ciena’s last four quarters revenue

Market capitalization

~0.33x to ~3.0x Ciena’s 30-day average market capitalization

Industry

Communications Equipment or Networking-related Industries

	Key business and/or executive labor market competitor Employee headcount Peers of current and suggested peers Companies listed as peers by ISS	ARRIS Group Brocade Communications Cadence Design Systems CommScope Holding EchoStar F5 Networks Finisar Frontier Communications Harris Juniper Networks NETGEAR Polycom ViaSat Viavi Solutions Xilinx

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The following charts illustrate a comparison of Ciena to the Peer Group based on the assessment criteria of revenue, market capitalization and employee headcount, measured as of the date of the Committee’s assessment in July 2016, with the revenue comparison based on revenue over the four fiscal quarters preceding the assessment.

Peer Group Comparison

The Committee noted that Ciena was at or slightly above the median of the Peer Group for the revenue and headcount criteria, and significantly below the median of the Peer Group for the market capitalization criterion. The Committee believed that this represented a reasonable and appropriate balance among the key quantitative criteria, particularly given its view that revenue has the highest relevance in selecting peer companies for purposes of comparing compensation.

Market Data. As a comparative framework in establishing executive compensation for our NEOs, Compensia uses compensation data from public filings, compensation surveys such as the Radford High Technology Executive Compensation Survey and the IPAS Global High Technology Survey, and other published market data relating to comparable executive positions in the Peer Group (collectively, the “Market Data”). In considering the Market Data, the Committee recognizes that executive officers in different companies can play different roles, with different responsibilities and scopes of work, even though they may hold similar titles or nominal positions. Moreover, qualitative factors that influence compensation, such as each executive officer’s performance during the period under consideration or their perceived importance to their respective companies’ business, strategy and objectives are not easily discernible from the Market Data. Accordingly, the Market Data is just one of a number of factors used by the Committee in determining executive compensation and it serves as a frame of reference for compensation.

Qualitative Factors. In any given year, and for any particular NEO, the Committee may consider a range of subjective or qualitative factors in setting his or her compensation, including:

❖	the role the executive plays and the importance of such individual to Ciena’s business strategy and objectives;

❖	differences in each executive’s tenure and experience;

❖	the responsibilities and particular nature of the functions performed or managed by the executive;

❖	our CEO’s recommendations and his assessment of the executive’s performance;

❖	the risk that such individual would leave Ciena if not appropriately compensated and motivated; and

❖	the likely cost and difficulty that would be encountered in recruiting a replacement.

The Committee’s consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration. The Committee does not assign relative weights or rankings to such factors. Rather, the Committee relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

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In determining fiscal 2017 executive compensation, and in addition to the assessment of the Market Data and other specific factors described in the below discussion of the individual elements of compensation, the Committee broadly considered the following qualitative factors in making its compensation decisions for each NEO. Given their tenure, track record and experience, the Committee considered the NEOs to be highly desirable executives and thus potential candidates for recruitment by other companies.

❖	Gary B. Smith

•	Has successfully served as our CEO for over 16 years
•	One of the longest-tenured CEOs in the telecommunications industry
•	Continued to demonstrate outstanding strategic leadership of and direction for Ciena, strong leadership of our executive team and effective communications with our various external stakeholders
•	Ensured that Ciena delivered another year of outstanding performance in fiscal 2016, including a seventh consecutive year of growing revenue faster than the market and the highest adjusted net income in Ciena’s history
•	Continued to help diversify and expand our customer base, including with Web-scale providers, cable and multi-service operators, data center operators and enterprise customers

❖	James E. Moylan, Jr.

•	Continued to maintain excellent relationships and communications with the financial community and our stockholders
•	Provided effective management and leadership over the finance and accounting, global business operations, information technology, internal audit, investor relations, tax and treasury organizations
•	Solidified our balance sheet and capital structure, including the repurchase of a majority of our 2017 convertible notes and generation of $290 million in cash from operations during fiscal 2016
•	Oversaw successful completion of the multi-year project to upgrade our corporate ERP system
•	Continued to serve as an executive co-sponsor of our enterprise risk management program

❖	Stephen B. Alexander

•	Successfully continued in his role as Chief Technology Officer, in which capacity he participates in the development and establishment of our strategic product and technology vision and direction
•	Serves in a particularly important role, given the rapid technological developments, evolving service delivery requirements, and shifts in customer and end user network demand in our industry
•	Plays a key role in promoting our philosophy based on enabling choice in the market by developing network technologies that facilitate openness through innovation, virtualization, automation and collaboration
•	Plays a key role in expanding the company’s role in customer networks to support service delivery and additional network applications

❖	Rick L. Hamilton

•	Joined Ciena in 2016 to lead our global services and automation business, and quickly identified and began executing on several strategic imperatives in this area
•	Following the departure of our COO, accepted a larger role leading our global software and services businesses
•	Began to drive alignment among the global services and Blue Planet organizations, with the goal of strengthening our focus on leveraging a software-enabled services delivery model across the portfolio
•	Not a member of the executive leadership team when fiscal 2017 compensation was established. As described in “Appointment of Mr. Hamilton” below, when Mr. Hamilton joined Ciena’s executive leadership team, the Committee reviewed Mr. Hamilton’s compensation package and approved an increase in his target annual bonus, but did not make any other changes to his compensation package at that time.

❖	François Locoh-Donou

•	Continued to perform well in the newly created role of Chief Operating Officer, including an expansion of his responsibilities
•	Led the sales and services organization to an outstanding year of performance in fiscal 2016, including a record year for orders, revenue and backlog
•	Played a key role in helping us execute on our strategy of diversifying across geographies, customer base and product portfolio
•	Oversaw another year of strong technology innovation from the engineering organization, including with respect to our next-generation WaveLogic coherent optical chipset and collaborative tools and environments such as Emulation Cloud and the DevOps Toolkit
•	Resigned from Ciena effective as of March 23, 2017

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❖	David M. Rothenstein

•	Continued to demonstrate strong performance as General Counsel and Secretary, including with respect to engagement with our Board of Directors
•	Supervised the closing of the TeraXion acquisition and two capital markets transactions
•	Conducted successful external benchmarking of our global compliance and ethics program
•	Executed against our real estate campus development projects in Ottawa, Canada and Gurgaon, India
•	Continued to serve as the Chair of our Disclosure Committee and our Corporate Compliance Committee, and as executive co-sponsor of our enterprise risk management program

Internal Equity. The Committee seeks to promote strong teamwork and high morale within our executive team. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation among the executive officers, it is mindful of internal pay equity considerations, and assesses the relationship of the compensation of each executive officer to other members of the executive team. The Committee also considers each fiscal year, on a relative basis, the aggregate portion of equity awards, in terms of economic value and allocation of shares, made to the executive team, in comparison to other eligible employees.

Say on Pay Vote

We provide stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers. From time to time, we seek input from our stockholders relating to executive compensation matters and expect to continue to consider input from stockholders, as well as the outcome of our annual say-on-pay votes when making future executive compensation decisions. See “Proposal No. 3” below for this year’s “say-on-pay” proposal. Last year, approximately 91% of the stockholder votes cast on this proposal were voted in favor of the proposal. The Committee believes that this substantial majority of votes cast affirms stockholders’ support for our approach to executive compensation and, as a result, did not set or change fiscal 2017 executive compensation as a direct result of last year’s stockholder vote.

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Elements and Mix of Compensation

Principal Elements of Compensation

The principal elements of compensation of our executive officers, including our NEOs, include:

Element	Type	Form	Key Characteristics	Purpose

Base Salary	Fixed	Cash	Annual adjustments based on individual performance, relative to market pay level and internal pay equity	Attracts, retains and rewards NEOs by providing a competitive fixed amount of compensation for service that reflects skill, responsibility and experience

Annual Cash Incentive	At-Risk	Cash	Variable cash compensation, based on pre-determined financial, strategic and operational goals and individual performance

Focuses NEOs on achievement of our short-term financial and operational goals

Aligns interests of NEOs with stockholders by promoting strong annual operating income growth and achievement of other key corporate objectives

Long-Term Equity Incentive		Restricted Stock Units	RSU equity awards based on continued service vest in quarterly increments over a four-year period	Retains NEOs through multi-year vesting of equity awards Motivates and rewards NEOs for the achievement of long-term corporate performance Aligns NEO and stockholder interests

	At-Risk	Performance Stock Units	PSU equity awards earned based on achievement of pre-determined financial, strategic and/or operational goals over one-year performance period and vest in equal increments over three years

We also provide severance and change in control related benefits for our NEOs, and other benefits such as a 401(k) plan, health and wellness benefits including an annual physical examination, and financial planning and tax preparation services. In addition, our NEOs participate in the Deferred Compensation Plan available to other senior management employees and standard employee benefit plans and programs available to our other employees.

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Pay Mix

In determining the mix of compensation among these elements, the Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded or targeted to the executive team, or the portion that is either at-risk or otherwise subject to performance. Nevertheless, as illustrated by the charts below, the Committee continued to structure executive compensation in fiscal 2017 so that a significant portion of the target total direct compensation of our CEO and the other NEOs was “at-risk” or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. Approximately 60% of our CEO’s target total direct compensation for fiscal 2017 was structured as “at-risk” performance-based. By linking a significant portion of our executives’ compensation to performance, the Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value.

* Target Total Direct Compensation reflects annual base salary, annual cash incentive opportunity and grant date fair value of fiscal 2017 equity awards.

Cash Compensation

As set forth in “Appointment of Mr. Hamilton” below, at the time of his hire at the end of fiscal 2016, Mr. Hamilton was not a member of the executive leadership team. Given that the Committee established fiscal 2017 executive compensation in December 2016 and Mr. Hamilton did not join the executive leadership team until February 2017, the Committee did not consider or determine his fiscal 2017 cash compensation until that later date.

Base Salary

In determining base salaries for fiscal 2017, the Committee considered that each of the NEOs had received a salary increase the previous year in order to better align with the approximate mid-point of the Market Data for their positions. As a result of those increases, the Market Data showed that the base salaries of the NEOs – both individually and in the aggregate – were at or slightly above the market median of equivalent positions at the time. Accordingly, the Committee determined not to increase the fiscal 2017 base salaries for the NEOs, which are set forth below.

Annual Base Salary

	Annual Base Salary ($)

Name	Fiscal 2016	Fiscal 2017	Percentage Increase
Gary B. Smith	$900,000	$900,000	0%
James E. Moylan, Jr.	$525,000	$525,000	0%
Stephen B. Alexander	$420,000	$420,000	0%
Rick L. Hamilton	$ —	$420,000	—%
François Locoh-Donou	$525,000	$525,000	0%
David M. Rothenstein	$450,000	$450,000	0%

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Annual Cash Incentive Opportunity

The annual incentive cash opportunity for our employees, including the NEOs, is expressed as a percentage of base salary. Because of this correlation, the Committee typically looks at base salary and annual cash incentive compensation in combination, and considers the effect modifications to either such element have on the “target total cash compensation” for each individual. The Committee considers potential incentive payments to each NEO at the “target” level (as reflected in “Annual Cash Incentive Bonus Plan” below), together with base salary, in determining the “target total cash compensation” payable to each executive.

The Committee considered that the Market Data showed that, similar to base salaries and if fully paid at the target level, the overall target total cash compensation for the NEOs – individually and in the aggregate – was at or slightly above the median of equivalent positions in the market. Accordingly, the Committee agreed that the target cash incentive opportunities for Messrs. Smith, Moylan and Alexander remained reasonable and appropriate and decided not to increase the opportunities for fiscal 2017, as set forth below. With respect to Mr. Locoh-Donou, the Committee decided to increase his target cash incentive opportunity in recognition of the increased scope of his role as Chief Operating Officer. And with respect to Mr. Rothenstein, the Committee decided to increase his target cash incentive opportunity in order to promote better internal alignment in compensation structure among the executive officers, also as set forth below.

Annual Cash Incentive Opportunity

	Target Cash Incentive Compensation (as a percentage of base salary)

Name	Fiscal 2016	Fiscal 2017	Percentage Increase
Gary B. Smith	125%	125%	0%
James E. Moylan, Jr.	85%	85%	0%
Stephen B. Alexander	75%	75%	0%
Rick L. Hamilton	—%	75%	—%
François Locoh-Donou	85%	100%	18%
David M. Rothenstein	70%	75%	7%

Target Total Cash Compensation

The Committee’s decisions with respect to annual base salaries and annual cash incentive bonus opportunities for fiscal 2017 resulted in target total cash compensation for the NEOs as set forth below.

Target Total Cash Compensation

	Target Total Cash Compensation ($)

Name	Fiscal 2016	Fiscal 2017	Percentage Increase
Gary B. Smith	$2,025,000	$2,025,000	0%
James E. Moylan, Jr.	$ 971,250	$ 971,250	0%
Stephen B. Alexander	$ 735,000	$ 735,000	0%
Rick L. Hamilton	$ —	$ 735,000	—%
François Locoh-Donou	$ 971,250	$1,050,000	8%
David M. Rothenstein	$ 765,000	$ 787,500	3%

The amounts in the table above represent target total cash compensation for fiscal 2016 and fiscal 2017. For amounts actually earned or received by our NEOs during fiscal 2017, see “Summary Compensation Table” in the “Executive Compensation Tables” below.

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Annual Cash Incentive Bonus Plan

Full-time employees, excluding our employees who receive sales commissions, generally are eligible to participate in our annual cash incentive bonus plan, which pays out a bonus upon the achievement of performance objectives established by the Committee. This plan is the mechanism for delivering the annual cash incentive opportunity discussed above. The bonus plan, which is more fully described in the “Grants of Plan-Based Awards” section of the “Executive Compensation Tables,” provides the Committee with the flexibility to establish corporate, departmental or individual performance objectives upon which bonus payments are contingent.

The bonus plan is structured to focus and incent our executive officers on the achievement of a defined set of short-term corporate and financial performance goals. The payout percentage under the bonus plan is determined by multiplying the level of achievement of the corporate performance goals by a multiplier based on the level of achievement of the financial goal, which in recent years has been our aggregate adjusted operating income for the fiscal year.

Corporate Performance Goals	×	Operating Income Multiplier	=	Bonus Payout Percentage

Fiscal 2017 Structure. The Committee determined to use a combination of ten corporate goals for fiscal 2017, together with a multiplier based on the adjusted operating income target set forth in our fiscal 2017 annual operating plan, to determine the applicable bonus funding percentage, with calculation of the total bonus payout percentage as reflected below. The Committee elected to use the same performance goals for all eligible employees, including our NEOs, in order to align the interests of our employee base and to promote teamwork and morale.

Corporate Performance Goals	×	Operating Income Multiplier

Number of Goals Achieved	Percent of Total Target Bonus Earned	Percent Performance Against Target	Multiplier
0 - 2	0%	<50%	0.00x
3	30%	50%	0.50x
4	45%	70%	0.70x
5	60%	100%	1.00x
6	75%	130%	1.45x
7	90%	≥150%	1.75x
8 - 10	100%

Bonus payments are interpolated for performance results falling between the designated levels. For illustrative purposes only and by way of example, if Ciena had achieved eight of its ten corporate performance goals, with financial results equaling 78% of the adjusted operating income target, the applicable annual cash incentive award would have been 78% (100% x 0.78) of the target bonus opportunity.

In designing the fiscal 2017 bonus plan, the Committee changed certain elements of the payout-for-performance structure for the operating income multiplier. The fiscal 2016 plan had been designed with a 1-to-1 slope for the operating income multiplier, with a minimum performance threshold of 10% of Ciena’s adjusted operating income target resulting in a 0.1x multiplier, and a maximum multiplier of 2.0x for achieving 200% or more of Ciena’s adjusted operating income target. For fiscal 2017, the Committee retained a 1-to-1 slope for performance below target but introduced a minimum performance threshold of 50% of Ciena’s adjusted operating income target. And, the Committee incorporated a 1.5-to-1 slope for performance above target, with a maximum multiplier of 1.75x for achieving 150% or more of Ciena’s adjusted operating income target. These changes were intended to provide an appropriate level of upside earning potential for performance above the target financial goal while increasing the minimum threshold required in order to earn a bonus payment under the plan and appropriately limiting the potential upside. Overall, the fiscal 2017 bonus plan was designed to balance and align the interests of our employees and stockholders, while incentivizing the company’s workforce to drive toward improved profitability and stockholder return.

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Corporate Performance Goals. The ten fiscal 2017 corporate performance goals were as follows:

Financial Goal. As noted above, the Committee has used annual adjusted operating income as the financial goal for the past several years and continues to believe that this performance-based measure provides the most comprehensive and effective indicator of Ciena’s operating performance. The Committee recognized that the adjusted operating income measure is one of the most important and frequently reviewed metrics used by our CEO and executive team in managing Ciena’s business. In calculating adjusted operating income, the Committee gives effect to certain adjustments to our GAAP results generally consistent with those reported in our quarterly earnings releases, as well as the cost of the annual incentive bonus plan and any sales incentive compensation paid to our global field organization in excess of that budgeted in our annual operating plan. The adjusted operating income target for fiscal 2017 was $335.0 million in the aggregate, after taking into account such adjustments.

Attainment of Fiscal 2017 Cash Incentive Bonus. Ciena successfully achieved nine of the ten corporate performance goals for fiscal 2017, which was sufficient to achieve the 100% threshold for the corporate goals component. While Ciena achieved over 95% of the established target for aggregate cost reductions, that objective was not met for the year. Ciena also generated adjusted operating income of $332.7 million in fiscal 2017 after giving effect to the adjustments described above. Based on the payout-for-performance structure described above, and after rounding to the nearest whole number, this resulted in application of a 1.0x multiplier. As a result, the NEOs earned and were awarded a bonus equal to 100% of the annual target bonus opportunity (100% x 1.0x), which resulted in cash incentive bonus payments as set forth below.

Attainment of Fiscal 2017 Cash Incentive Bonus

Name	Fiscal 2017 Cash Incentive Bonus
Gary B. Smith	$ 1,125,000
James E. Moylan, Jr.	$ 446,250
Stephen B. Alexander	$ 315,000
Rick L. Hamilton	$ 315,000
David M. Rothenstein	$ 337,500

Mr. Locoh-Donou resigned effective March 2017, and did not receive a cash incentive bonus for fiscal 2017.

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Diversification Continue Packet-Optical and Packet Innovation (1) Introduce WaveLogic Ai through 6500 Packet-Optical Platform or Waveserver general availability release (2) Complete general availability of certain defined product releases or feature content Develop Software and Services Business (3) Ensure that 500 services are orchestrated by Blue Planet in live networks by end of fiscal 2017 (4) Secure five new customer wins for Blue Planet Orchestrate Broaden and Grow Customer Base (5) Generate 10% year-over-year aggregate increase in revenue from international sales regions (6) Generate $130M in orders for Packet Networking products from customers other than AT&T (7) Generate $75M in orders for Waveserver Improve Customer Experience (8) Achieve three of four target customer metrics related to: (i) delivery performance; (ii) deployment; (iii) resolution time on certain technical support cases; and (iv) recovery time on certain technical support cases Profitability Drive Cost Reductions (9) Achieve $90M in aggregate cost reductions across product portfolio Optimize Tools and Processes (10) Implement two operational initiatives: (i) automate key pre-sale inventory process into Salesforce CRM tool; and (ii) transition to cloud-based quoting and margin analysis tools for eight named customers

Equity Compensation

Factors in Determining Fiscal 2017 Equity Compensation

In determining equity compensation for fiscal 2017, the Committee considered that the Market Data showed that the overall average equity value for the executive officers was at the 60th percentile of the market, with variance by executive. The Committee recognized, however, that the actual market benchmarking was in fact likely higher. Specifically, the benchmarking was performed using the grant date fair value of the fiscal 2016 equity awards which, as previously disclosed, was significantly lower than the target equity value intended to be delivered by the Committee with those awards. See “Equity Award Values” below for more information on the trading price of our common stock on the date of grant and its impact on the grant date fair value of such awards for fiscal 2016 and 2017.

However, the Committee determined that, even if target equity value had been used for benchmarking purposes instead of grant date fair value, the overall average equity value for the executive officers would have been within its target range of between the 50th and 75th market percentiles for the value delivered to similar executives. With respect to such target range for equity values, the Committee noted that Ciena primarily competes with and hires executives from companies that are substantially larger in all relevant comparator metrics, and therefore are not appropriate to include in the Peer Group. This dynamic requires the Committee to develop a peer group of industry-related companies with whom the Company does not directly compete but who represent an aggregate financial profile that places Ciena at or about the market median, with revenue as the most relevant criterion. As a result, in order to better reflect market dynamics and Ciena’s resulting challenge in attracting and retaining top executives, the Committee specifically determined that it remained appropriate to establish equity values for the executive officers using a target range at or significantly above median for the values delivered to similar executives.

Based on Compensia’s analysis, as well as Ciena’s strong fiscal 2016 business and financial performance and the factors for each individual executive described in “Qualitative Factors” above, our CEO prepared recommendations for target equity values for each of the NEOs (other than himself) for the Committee’s consideration.

In determining fiscal 2017 equity compensation, and in addition to the qualitative factors described above, the Committee considered, among other things, the following:

❖	our CEO’s assessment of the overall responsibilities, performance, experience, expertise and value to Ciena of each individual, as well as the criticality of each position and any concerns with respect to retaining the individual;

❖	the existing, unvested equity holdings of each individual and assumptions relating to future values;

❖	the potential impact of awards at the target equity values on key compensation governance metrics, including current and three-year average burn rate, equity overhang levels, and equity grant expense as a percentage of market capitalization;

❖	the specific number of shares resulting from the proposed target equity values using a range of possible grant date Ciena stock prices; and

❖	the number of shares remaining available for issuance under the 2017 Plan.

The Committee made its own similar evaluation for our CEO, based upon its assessment of his responsibilities, performance, experience and value to Ciena, as well as consideration of the above additional factors.

Equity Award Values

As described above, based on the Market Data, the equity values of our executives tracked reasonably well with the overall market. Accordingly, the Committee believed that the target equity values that were delivered the previous year remained reasonable and appropriate and therefore, with one exception, established target values of the fiscal 2017 equity awards for the CEO and the other NEOs that were identical to the target values of the fiscal 2016 equity awards except for one NEO. By way of example, the Committee provided Mr. Smith with a fiscal 2017 equity award with a target value of $5,250,000, which was identical to the target value of his fiscal 2016 equity award. The Committee determines the actual number of shares underlying such stock awards by dividing the target value by the average closing stock price over the 30 days prior to the grant date. It has consistently applied this approach in order to make sure that volatility in any one day’s stock price does not cause the size of the award to be unduly low or high.

With respect to Mr. Locoh-Donou, the Committee decided to increase his target equity value in recognition of the increased scope of his role as Chief Operating Officer. Other than that role-based increase, however, while the fiscal 2017 target awards were identical to the previous year’s awards, they represented a substantial (32%) year-over-year increase in grant date fair value. As previously disclosed with respect to the fiscal 2016 equity awards, Ciena’s stock price on the grant date was significantly lower than its average closing stock price over the 30 days prior to the grant date, which latter price was used to calculate the number of shares granted. This resulted in the grant date fair value of the fiscal 2016 equity awards being 20%

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lower than the target value intended to be delivered by the Committee. While there was a difference between target value and grant date fair value with the fiscal 2017 equity awards (the grant date fair value was 7% higher than the target value), the difference was not nearly as significant as the fiscal 2016 awards. As a result, when compared to the previous year, the fiscal 2017 equity awards to the NEOs represented a large year-over-year increase in grant date fair value. The Committee acknowledged that such fluctuations may occur from year to year and, notwithstanding that dynamic, believed that the values of the equity awards for our executives were entirely reasonable and appropriate.

Despite the fact that Mr. Hamilton was not a member of the executive leadership team at the time, given the size of his proposed equity award, the Committee also established his fiscal 2017 target equity value after taking into consideration the “Qualitative Factors” above and his overall compensation package as set forth in “Appointment of Mr. Hamilton” below.

Based on the trailing 30-day average of Ciena’s closing stock price prior to the grant date, the individual equity values established by the Committee were calculated into a specific number of shares of Ciena’s common stock underlying each equity award as set forth below.

Fiscal 2017 Annual Equity Awards

Name	Total Shares Underlying Award (#)	Grant Date Fair Value ($)
Gary B. Smith	236,060	$5,592,261
James E. Moylan, Jr.	62,960	$1,491,522
Stephen B. Alexander	44,960	$1,065,102
Rick L. Hamilton	24,740	$586,090
François Locoh-Donou	74,200	$1,757,798
David M. Rothenstein	44,960	$1,065,102

Equity Award Allocation and Structure

In order to continue to ensure proper alignment between the compensation of our NEOs and Ciena’s performance, the Committee decided to use the same equity allocation as in previous years. Specifically, 60% of our CEO’s equity award was allocated to PSUs and 40% was allocated to RSUs, and the awards to the other NEOs were allocated 50% to PSUs and 50% to RSUs. The following table sets forth each NEO’s allocation of equity awards between RSUs and PSUs and indicates the number of shares underlying the PSU award at target level based on achievement of the goals described below.

Allocation of Fiscal 2017 Annual Equity Awards

Name	RSUs (#)	Target PSUs (#)
Gary B. Smith	94,420	141,640
James E. Moylan, Jr.	31,480	31,480
Stephen B. Alexander	22,480	22,480
Rick L. Hamilton	12,370	12,370
François Locoh-Donou	37,100	37,100
David M. Rothenstein	22,480	22,480

RSUs. The Committee used its standard four-year vesting period for the RSUs – one-sixteenth of the grant amount vesting each calendar quarter over a four-year period – in order to promote long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting cash incentive bonus awards.

PSUs. The Committee structured the PSUs with a fiscal 2017 performance period. In selecting a one-year period, the Committee sought to achieve a balance between the desire to incorporate a specific performance-based component in the long-term incentive compensation for the executive officers with an acknowledgment of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment and a volatile sector of the telecommunications industry. Although the Committee carefully considered the implications of using a one-year performance period instead of a longer period for its long-term incentive compensation, it ultimately determined that any related issues were outweighed by the desire to avoid any unintended consequences of motivating the wrong behavior or limiting Ciena’s flexibility as a result of outdated or inapplicable long-term goals in future years. In recognition of the one-year performance period, however, the Committee

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incorporated a long-term retention element to the performance equity compensation, whereby any PSU shares that were earned during the fiscal 2017 performance period would be subject to a staggered vesting and delivery schedule in three equal installments over the two years following the fiscal 2017 performance period, subject to the individual executive’s continued service with Ciena. In establishing this performance equity structure, the Committee was significantly influenced by the fact that it had been using the same structure for the past several years and that the structure had proven a successful in achieving the Committee’s desired objectives for both company performance and long-term incentive compensation for our executives.

In establishing goals for the PSUs, the Committee intended to align the interests of the executive officers with Ciena’s stockholders by focusing their efforts on ensuring the longer-term growth of our business while achieving increased profitability in the near-term. The Committee also sought to avoid any overlap between the goals for the annual cash incentive bonus plan and the long-term equity compensation for the executive officers. Accordingly, the PSUs were based on the following two goals for fiscal 2017, each of which was derived directly from the targets set forth in our fiscal 2017 annual operating plan, which was reviewed and approved by the Board of Directors:

❖	achievement of the fiscal 2017 adjusted gross margin percentage target of 45.4%; and

❖	achievement of the fiscal 2017 aggregate sales orders target of $3 billion.

The PSUs were allocated equally between the two goals. The Committee considered the prospects for attainment and non-attainment of the PSU performance goals to be equally likely.

Any portion of the PSUs not earned by the end of the performance period would be forfeited. The PSUs were designed such that 100% of the shares underlying the award would be earned upon the achievement of 100% of both the gross margin percentage target and the sales orders target. Consistent with our pay-for-performance philosophy, and to closely align the interests of the executive officers with our stockholders and to further incentivize them to overachieve against our fiscal 2017 operating plan, the Committee incorporated upside earning potential to the PSUs for extraordinary performance and downside risk for under-performance against each of the two goals. Specifically, the Committee established the following minimum performance thresholds and maximum number of additional PSUs that could be earned for achievement against the adjusted gross margin percentage and sales orders targets, as set forth below:

Fiscal 2017 PSU Performance Goals

	Adjusted Gross Margin Percentage (1/2 of Total PSUs)		Aggregate Sales Orders (1/2 of Total PSUs)

	Adjusted Gross Margin (%)	Target PSUs Earned	Aggregate Sales Orders ($B)	Target PSUs Earned
	< 42.9%	0%	< $2.7	0%
“Threshold”	42.9%	25%	$2.7	50%
“Target”	45.4%	100%	$3.0	100%
“Maximum”	≥ 47.4%	200%	≥ $3.3	200%

Based on the above table, the maximum amount of PSUs that could be earned was 200% of the total shares underlying the PSU award.

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Attainment of Fiscal 2017 PSUs

Ciena had a strong year of financial performance in fiscal 2017 but fell short of certain financial targets in its annual operating plan. Ciena reported an adjusted gross margin percentage of 45.1% in fiscal 2017, and therefore 91% of the PSUs allocated to that goal were earned. Ciena generated aggregate sales orders of $2.93 billion in fiscal 2017, and therefore 89% of the PSUs allocated to that goal were earned. Based on the equal weighting of the two goals, approximately 90% of the total PSUs were earned as set forth below.

Fiscal 2017 PSU Awards Earned

Name	PSUs Earned (#)
Gary B. Smith	127,476
James E. Moylan, Jr.	28,332
Stephen B. Alexander	20,232
Rick L. Hamilton	11,133
David M. Rothenstein	20,232

One-third of the PSUs earned during fiscal 2017 vested in December 2017, and the remainder of the PSUs earned will vest in equal installments in December 2018 and December 2019, subject to continued service. Mr. Locoh-Donou resigned effective March 2017, and therefore all of his fiscal 2017 PSUs were forfeited.

Equity Grant Practices

We apply a consistent approach in our equity award practices by granting annual equity awards to our executive officers and directors at or around the same time each year. Annual equity awards to our NEOs are made by the Committee, and the grant date of these awards is the same day that the Committee meets to approve the awards. The Committee generally meets, approves and grants annual equity awards to the executive officers promptly following Ciena’s release of earnings for the fourth quarter and fiscal year. This practice began in fiscal 2007 and continued for annual equity awards in fiscal 2017, with the fourth quarter earnings release on December 8, 2016 and executive and non-executive awards granted on December 14, 2016.

Previous Performance Equity Award to Mr. Rothenstein

As previously disclosed, in fiscal 2015 the Committee approved a supplemental PSU award of 17,950 shares (which award had a grant date fair value of $333,690) to Mr. Rothenstein in connection with his assumption of leadership of and responsibility for defining and implementing a strategic, cross-functional approach to real estate and other corporate infrastructure cost optimization. One-third of these supplemental PSUs were eligible to be earned at the end of each of fiscal years 2015, 2016 and 2017 based on achievement of a pre-determined performance goal for such fiscal year determined by the Committee, with vesting of any earned portion of the supplemental PSUs to occur in December following the relevant fiscal year. For fiscal 2017, the performance goal established by the Committee for the supplemental PSUs related to (i) employing alternative workplace solutions in three real estate projects, (ii) developing manager and employee guides addressing remote working challenges and best practices, and (iii) presenting a plan to eliminate corporate reimbursement for employee broadband expenses in North America. The Committee determined that this performance goal was achieved in fiscal 2017, and therefore one-third of the supplemental PSUs to Mr. Rothenstein were earned and vested in December 2017.

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Appointment of Mr. Hamilton

In October 2016, we hired Mr. Hamilton as our Senior Vice President Global Services & Automation, reporting directly to our Chief Operating Officer. Because Mr. Hamilton was not hired as a member of Ciena’s executive leadership team, his compensation package was not required to be approved by the Committee. In determining his total compensation, management considered a number of factors, including the significance of his role and function to Ciena, his prior experience, and the need to provide sufficient short- and long-term value to attract an experienced global services executive to join Ciena from one of its competitors. Accordingly, Mr. Hamilton’s non-executive compensation package consisted of the following: an annual base salary of $420,000; eligibility for a target annual bonus of 60% of his base salary under Ciena’s annual cash incentive bonus plan; a signing bonus; a payment to reimburse Mr. Hamilton for bonus amounts he was required to repay to his former employer; an RSU award with a target delivered value of $500,000 with a standard four-year vesting period for equity awards granted to Ciena’s newly hired employees; the benefits for senior vice presidents under Ciena’s amended and restated change in control severance agreement; and, in recognition of the forfeiture of certain cash payments to which he would have been entitled under existing arrangements with his prior employer, a retention bonus payable in three separate lump sum cash payments (including $315,000 payable in January 2017, $300,000 payable in February 2017, and $300,000 payable in February 2018).

In February 2017, following the announcement of the voluntary resignation of our Chief Operating Officer, we appointed Mr. Hamilton as our Senior Vice President Global Software and Services. In this capacity, he joined Ciena’s executive leadership team and assumed responsibility for our software platform, including Blue Planet, and global services organization, including our consulting and support services for designing, deploying, managing and maintaining communications networks. In connection therewith, the Committee reviewed Mr. Hamilton’s compensation package and approved an increase in his target annual bonus to 75% of his base salary under Ciena’s annual cash incentive bonus plan. The Committee did not make any other changes to Mr. Hamilton’s compensation package at that time.

For amounts actually earned or received by Mr. Hamilton during fiscal 2017, see “Summary Compensation Table” in the “Executive Compensation Tables” below.

Other Elements of Executive Compensation Program

U.S. Executive Severance Benefit Plan

We maintain a U.S. Executive Severance Benefit Plan as part of our efforts to continue to attract and retain top executive talent. This plan, which is governed by the Employee Retirement Income Security Act of 1974, as amended, provides certain U.S.-based employees, including the NEOs and employees of the rank of vice president or above, with certain severance payments and benefits in the event of an involuntary separation of service by Ciena without “cause.” For additional information about the severance payments and benefits payable under this plan, as well as the estimated value of these payments and benefits, see “Payments Upon Involuntary Separation of Service for Other than Cause” below.

“Double Trigger” Change in Control Severance Agreements

Each of the NEOs has a change in control severance agreement with Ciena. We have entered into these agreements upon the initial hiring of senior employees, upon promotion of existing employees to senior executive roles, and when the Compensation Committee determines it to be important for the retention of other key employees. These agreements with our executive officers, including the NEOs, are effective through November 2019, unless earlier terminated. We believe that these severance arrangements are important for retention of key employees and necessary to attract qualified executive officers, who may otherwise be deterred from taking a position with us by the possibility of being dismissed following a change in control, particularly given the level of acquisition activity in our industry.

Except for the conversion of certain performance-based equity into time-based awards, (i) the CEO receives no benefits under this agreement unless his employment is terminated without cause, or by him for good reason, within 90 days prior to or 18 months following the effective date of a change in control transaction, and (ii) the other NEOs receive no benefits under these agreements unless their employment is terminated without cause, or by the executive for good reason, within 90 days prior to or 12 months following the effective date of a change in control transaction. We believe this so-called “double trigger” structure strikes an appropriate balance between the potential compensation payable to executive officers and the corporate objectives described above. We also believe that were Ciena to engage in discussions or negotiations relating to a corporate transaction that our Board of Directors deems in the interest of stockholders, these agreements would serve as an important tool in ensuring that our executive team remains focused on the consummation of the transaction, without significant distraction or concern relating to personal circumstances such as continued employment. Should any severance payment or benefit be subject to excise tax imposed under federal law, or any related interest or penalties, such severance payments or benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive of a greater amount. Under this “best choice” mechanism above, Ciena would not pay any excise taxes or make any gross-up or similar reimbursement payments related to excise taxes resulting from any severance payment or benefit.

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For additional information about the payments and benefits payable under these agreements, as well as the estimated value of these payments and benefits, see “Potential Payments upon Termination or Change in Control” below.

Compensation Recovery (“Clawback”) Policy

We maintain a recoupment or “clawback” policy that applies to equity incentive awards under our 2017 Plan, annual cash incentive plan awards, and sales incentive compensation. This policy, which is broader than currently required by applicable law, provides for recoupment of certain benefits in the event that Ciena is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws. Specifically, those executive officers subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and any other recipient of covered incentive compensation who knowingly engaged in such misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, is required to reimburse Ciena the amount of any payment in settlement of such award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.

Required Reimbursement for Personal Use of Corporate Memberships or Tickets

We maintain a policy requiring the NEOs to reimburse certain costs associated with any personal use of items such as corporate tickets to sporting or cultural events and personal use of any corporate membership at a golf or similar club. Specifically, any executive officer who makes personal use of such tickets is required to reimburse Ciena for the face value of the tickets used. Any executive who makes personal use of a club in which Ciena has a corporate membership must reimburse Ciena for the cost of any meals, merchandise, greens fees, lessons and other charges associated with his or her use and, in addition, reimburse Ciena for a pro-rata share of the annual membership dues for each day on which he or she makes personal use of the facilities. To date, any personal usage has been extremely limited as corporate memberships are maintained predominately in order to use these facilities for business-related functions. The annual dues for each of the three executive officers named individually on club memberships used by Ciena generally range from $8,000 to $15,000.

Stock Ownership Guidelines

To align the interests of our executive officers and directors with those of our stockholders, and to promote our commitment to sound corporate governance, the Board has established stock ownership guidelines for the NEOs as set forth in “Principles of Corporate Governance, Bylaws and Other Governance Documents” above. In December 2017, the Committee increased substantially the minimum ownership requirements for our executive officers and directors, and added a holding requirement for such individuals until the relevant minimum ownership is achieved.

Deferred Compensation Plan

We maintain the Ciena Corporation Deferred Compensation Plan, which allows a select group of management employees in the United States (including our NEOs) to defer up to 75% of base salary and up to 100% of other compensation, including cash incentive bonuses, commissions and restricted stock unit awards. For the first year in which the plan was effective, participants could only defer up to 50% of base salary and commissions and 75% of any cash incentive bonuses. The Plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

Prohibition Against Pledging and Hedging Transactions

In accordance with our Insider Trading Policy, and as set forth in “Principles of Corporate Governance, Bylaws and Other Governance Documents” above, our executive officers and directors are prohibited from pledging Ciena securities and engaging in hedging transactions with respect to Ciena securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and, based on this review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Ciena’s Annual Report on Form 10-K for fiscal 2017 by reference from this proxy statement.

                Submitted by the members of the Compensation Committee:

                Judith M. O’Brien (Chair)

                Harvey B. Cash

                Bruce L. Claflin

                William D. Fathers

                Patrick T. Gallagher

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EXECUTIVE COMPENSATION TABLES

The following tabular information, accompanying narrative disclosure and footnoted detail provide compensation-related information for our NEOs as of the end of fiscal 2017. These executive compensation tables include all compensation awarded to or earned by each NEO for the fiscal years indicated below in which they served as an executive officer. As previously noted, Mr. Locoh-Donou resigned as an executive officer and employee of Ciena effective as of March 23, 2017.

Summary Compensation Table

The Summary Compensation Table below presents compensation earned by our Named Executive Officers for each of the last three fiscal years during which they served as executive officers in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary B. Smith	2017	$900,000	—	$5,592,261	$1,125,000	$17,950	$7,635,211
President and CEO	2016	$875,576	—	$4,246,938	$1,068,750	$13,350	$6,204,614
	2015	$800,576	—	$5,562,500	$1,070,000	$15,547	$7,448,623
James E. Moylan, Jr.	2017	$525,000	—	$1,491,522	$446,250	$12,975	$2,475,747
SVP and CFO	2016	$506,826	—	$1,132,749	$423,938	$10,380	$2,073,893
	2015	$450,576	—	$1,557,470	$409,275	$7,950	$2,425,271
Stephen B. Alexander	2017	$420,000	—	$1,065,102	$315,000	$11,161	$1,811,263
SVP and CTO	2016	$415,531	—	$809,217	$299,250	$13,246	$1,537,244
	2015	$400,512	—	$1,001,257	$321,000	$7,385	$1,730,154
Rick L. Hamilton	2017	$420,000	$615,000	$1,087,817	$315,000	$53,830	$2,491,647
SVP, Global Software & Services
François Locoh-Donou	2017	$210,000	—	$1,757,798	—	$69,782	$2,037,580
Former SVP and COO	2016	$525,572	—	$2,709,839	$423,938	$12,015	$3,671,364
	2015	$420,538	—	$1,557,470	$381,990	$10,103	$2,370,101
David M. Rothenstein	2017	$450,000	—	$1,065,102	$337,500	$7,950	$1,860,552
SVP, General Counsel and Secretary	2016	$438,060	—	$809,217	$299,250	$9,474	$1,556,001
	2015	$400,512	—	$1,334,948	$299,600	$7,950	$2,043,010

(1)	Ciena has a 52 or 53-week fiscal year, which ends on the Saturday nearest to the last day of October in each year. Ciena’s fiscal 2017, 2016 and 2015 each consisted of a 52-week period.

(2)	For fiscal 2017, reflects two retention payments to Mr. Hamilton of $615,000 in the aggregate and which were part of his non-executive compensation arrangement upon hire. See “Compensation Discussion & Analysis – Appointment of Mr. Hamilton” above.

(3)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit and performance stock unit awards granted during the fiscal years noted above, computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value is calculated using the closing price of Ciena common stock on the grant date as if the shares underlying these awards were vested and delivered on the grant date. Aggregate amounts do not reflect sale or forfeiture of shares to fund tax withholding in accordance with the terms of the award agreement. Aggregate grant date fair values reported above will likely vary from the actual amount ultimately realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the timing of vesting, the timing of any sale of shares and the market price of Ciena common stock at that time. For PSUs, we calculate grant date fair value by assuming the satisfaction of any performance-based objectives at the “target” level and multiplying the corresponding number of shares earned based upon such achievement by the closing price per share of Ciena common stock on the grant date. Assuming the maximum future payout under the PSUs, however, the aggregate grant date fair value in the “Stock Awards” column above for fiscal 2017 would have been $8,947,713, $2,237,284, $1,597,654, $1,380,863, $2,636,697, and $1,597,654 for each of Messrs. Smith, Moylan, Alexander, Hamilton, Locoh-Donou and Rothenstein, respectively. See the “Grants of Plan-Based Awards” table below for information relating to restricted stock unit and performance stock unit awards granted during fiscal 2017 under our 2008 Plan.

(4)	Non-Equity Incentive Plan Compensation reflects amounts earned by each Named Executive Officer under Ciena’s annual cash incentive bonus plan for fiscal 2017.

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(5)	All other compensation includes the following for each Named Executive Officer (as applicable) during fiscal 2017:

a.	For each Named Executive Officer, Section 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees.

b.	For Mr. Alexander, costs associated with an annual physical examination based on the amount paid for such service.

c.	For Messrs. Smith, Moylan, and Locoh-Donou, reimbursement of costs associated with financial planning and tax preparation services generally made available to all executive officers, subject to a $10,000 annual limit per tax year on such services.

d.	For Mr. Locoh-Donou, a $60,577 payment related to accrued vacation time in connection with his separation of service.

e.	For Mr. Hamilton, a tax gross up payment of $47,530 with respect to a reimbursement amount paid prior to his becoming an executive officer.

f.	For Mr. Alexander, a patent incentive bonus.

Grants of Plan-Based Awards

The following table sets forth information regarding non-equity incentive awards and equity awards granted to each of the NEOs during fiscal 2017.

Non-Equity Incentive Plan Awards. Non-equity incentive plan awards for fiscal 2017, which are identified as “Incentive Cash” in the “Grant of Plan-Based Awards” table below, represent the estimated range of potential payouts possible under our annual cash incentive bonus plan at the time of award. The actual cash incentive bonus earned by the NEOs during fiscal 2017 is set forth in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table” above. The design of the plan for fiscal 2017, including the use of a combination of ten corporate performance goals and our fiscal 2017 adjusted operating income target to derive the total bonus payout percentage as set forth in the table below and more fully described in “Compensation Discussion and Analysis” above.

Corporate Performance Goals	×	Operating Income Multiplier

Number of Goals Achieved	Percent of Total Target Bonus Earned	Percent Performance Against Target	Multiplier
0 - 2	—%	<50%	0.00x
3	30%	50%	0.50x
4	45%	70%	0.70x
5	60%	100%	1.00x
6	75%	130%	1.45x
7	90%	≥150%	1.75x
8 - 10	100%

Assuming the satisfaction of eight or more of the corporate performance goals, and based on the level of achievement of the fiscal 2017 adjusted operating income target, bonuses under the cash incentive bonus plan would have been payable at each of the “threshold,” “target” and “maximum” levels as set forth below, with payments interpolated for results falling between the designated levels:

	Fiscal 2017 Cash Incentive Bonus Plan
	Operating Income Goal Achieved		Target Bonus Payable
Threshold		50%	50%
Target		100%	100%
Maximum	≥	150%	175%

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The “threshold,” “target” and “maximum” values in the table above are calculated by multiplying each NEO’s base salary for fiscal 2017 by his respective target bonus opportunity (expressed as a percentage of annual base salary) by the applicable target bonus payable factor above. See “Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan.”

Equity Awards. Equity awards during fiscal 2017 consisted of restricted stock unit (“RSU”) and performance stock unit (“PSU”) awards. Each such stock award represents a contractual right to receive one share of our common stock. RSU awards granted to the NEOs in fiscal 2017 vest over a four-year term, with one-sixteenth of the grant amount vesting quarterly. The RSU award granted to Mr. Hamilton upon hire vests as to 25% of the award amount on or about the first anniversary of the date of grant, with one-sixteenth of the grant amount vesting quarterly thereafter.

PSU awards granted to the NEOs in fiscal 2017 were structured such that (i) one-half of the total PSU shares granted were subject to the achievement of a fiscal 2017 aggregate adjusted gross margin target and (ii) one-half of the total PSU shares granted were subject to the achievement of a fiscal 2017 aggregate sales orders target, each as more fully described in “Compensation Discussion and Analysis — Equity Award Allocation and Structure — PSUs” above. With respect to the PSUs allocated to the sales orders target, the number of shares capable of being earned was subject to a minimum performance threshold of 90% of target, which would result in 50% of the shares underlying that portion of the award being earned, and a maximum performance cap of 110% of target, which would result in 200% of the shares underlying that portion of the award being earned. With respect to the PSUs allocated to the adjusted gross margin target, the number of shares capable of being earned was subject to a minimum performance threshold of 42.9% adjusted gross margin, which would result in 25% of the shares underlying that portion of the award being earned, and a maximum performance cap of 47.4% adjusted gross margin, which would result in 200% of the shares underlying that portion of the award being earned, as set forth below:

Fiscal 2017 PSU Performance Goals

	Adjusted Gross Margin Percentage (1/2 of Total PSUs)		Aggregate Sales Orders (1/2 of Total PSUs)

	Adjusted Gross Margin (%)	Target PSUs Earned	Aggregate Sales Orders ($B)	Target PSUs Earned
	< 42.9%	0%	< $2.7	0%
“Threshold”	42.9%	25%	$2.7	50%
“Target”	45.4%	100%	$3.0	100%
“Maximum”	≥ 47.4%	200%	≥ $3.3	200%

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As set forth for the PSUs in the Grant of Plan-Based Awards table below, the “threshold” level reflects only the minimum attainment level for the adjusted gross margin target, and the “maximum” level reflects performance at or above the maximum attainment level for both the adjusted gross margin target and the sales order target. Any shares earned during the fiscal 2017 performance period were subject to further vesting requirements, with the shares to be delivered upon vesting in equal installments in December 2017, 2018 and 2019, subject to the individual NEO’s continued service with Ciena. For information regarding the performance criteria applicable to PSUs granted in fiscal 2017, see “Compensation Discussion and Analysis” above. For each equity award made to our NEOs during fiscal 2017, the date that the award was approved by our Compensation Committee was the same as the grant date.

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	Full Grant Date Fair Value (2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary B. Smith	PSU	12/14/2016				17,705	141,640	283,280		$3,355,452
	RSU	12/14/2016							94,420	$2,236,810
	Incentive Cash	12/14/2016	$ 168,750	$1,125,000	$1,968,750
James E. Moylan, Jr.	PSU	12/14/2016				3,935	31,480	62,960		$745,761
	RSU	12/14/2016							31,480	$745,761
	Incentive Cash	12/14/2016	$ 66,938	$446,250	$780,938
Stephen B. Alexander	PSU	12/14/2016				2,810	22,480	44,960		$532,551
	RSU	12/14/2016							22,480	$532,551
	Incentive Cash	12/14/2016	$ 47,250	$315,000	$551,250
Rick L. Hamilton	PSU	12/14/2016				1,546	12,370	24,740		$293,045
	RSU	12/14/2016							12,370	$293,045
	RSU	11/7/2016							24,667	$501,727
	Incentive Cash	12/14/2016	$ 47,250	$315,000	$551,250
François Locoh-Donou	PSU	12/14/2016				4,638	37,100	74,200		$878,899
	RSU	12/14/2016							37,100	$878,899
	Incentive Cash	12/14/2016	$ 78,750	$525,000	$918,750
David M. Rothenstein	PSU	12/14/2016				2,810	22,480	44,960		$532,551
	RSU	12/14/2016							22,480	$532,551
	Incentive Cash	12/14/2016	$ 50,625	$337,500	$590,625

(1)	Estimated possible payouts under non-equity incentive plan awards reflect the following:

a.	Cash incentive opportunity reported at the “threshold,” “target” and “maximum” levels has been calculated in accordance with the plan design described in “Non-Equity Incentive Plan Awards” above and more fully described in “Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan.”

(2)	Grant Date Fair Value reported in the table above, computed in accordance with FASB ASC Topic 718, will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of Ciena common stock at that time. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing market price per share of Ciena common stock on the grant date. For PSUs, we calculate grant date fair value by assuming the satisfaction of any performance-based objectives at the “target” level and multiplying the corresponding number of shares earned based upon such achievement by the closing market price per share of Ciena common stock on the grant date.

  2018 Proxy Statement   53

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award-by-award basis, information related to unexercised options and unvested stock awards held by each Named Executive Officer as of the end of fiscal 2017. The vesting conditions for each award, including the identification of those awards that are subject to performance-based vesting conditions, are set forth in the footnotes below the table. The market value of equity awards that have not vested is calculated by multiplying the number of shares by $20.93, the closing market price per share of our common stock on The New York Stock Exchange on the last trading day of fiscal 2017. Each of the stock options in the table below has a ten-year term from the grant date and an exercise price equal to the closing market price per share of Ciena common stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary B. Smith	12/18/2007	69,000	—	$35.21	12/18/2017
	12/14/2016					127,476 (1)	$2,668,073
	12/14/2016					76,717 (2)	$1,605,687
	12/15/2015					97,970 (3)	$2,050,512
	12/15/2015					49,383 (4)	$1,033,586
	12/17/2014					105,468 (6)	$2,207,445
	12/17/2014					37,410 (7)	$782,991
	12/17/2013					5,635 (8)	$117,941
James E. Moylan, Jr.	12/18/2007	35,000	—	$35.21	12/18/2017
	12/14/2016					28,332 (1)	$592,989
	12/14/2016					25,578 (2)	$535,348
	12/15/2015					21,778 (3)	$455,814
	12/15/2015					16,466 (4)	$344,633
	12/17/2014					24,608 (6)	$515,045
	12/17/2014					13,092 (7)	$274,016
	12/17/2013					1,760 (8)	$36,837
Stephen B. Alexander	12/18/2007	47,000	—	$35.21	12/18/2017
	12/14/2016					20,232 (1)	$423,456
	12/14/2016					18,265 (2)	$382,286
	12/15/2015					15,556 (3)	$325,587
	12/15/2015					11,763 (4)	$246,200
	12/17/2014					15,820 (6)	$331,113
	12/17/2014					8,417 (7)	$176,168
	12/17/2013					1,125 (8)	$23,546
Rick L. Hamilton	12/14/2016					11,133 (1)	$233,014
	12/14/2016					10,051 (2)	$210,367
	11/7/2016					24,667 (9)	$516,280
David M. Rothenstein	12/14/2016					20,232 (1)	$423,456
	12/14/2016					18,265 (2)	$382,286
	12/15/2015					15,556 (3)	$325,587
	12/15/2015					11,763 (4)	$246,200
	12/17/2014					5,984 (5)	$125,245
	12/17/2014					15,820 (6)	$331,113
	12/17/2014					8,417 (7)	$176,168
	12/17/2013					1,125 (8)	$23,546

54      2018 Proxy Statement

(1)	PSU awards granted on December 14, 2016 were subject to achievement of the goals described above in “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis” for the fiscal 2017 performance period. In December 2017, such goals were determined by the Compensation Committee to have been satisfied in part and approximately 90% of the total PSUs were earned. See “Compensation Discussion and Analysis” above. Amounts reported above reflect the actual amount earned with respect to such PSU awards in December 2017. The amounts earned thereunder vest in equal installments on December 20, 2017, 2018 and 2019.

(2)	Remaining unvested RSUs granted on December 14, 2016 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2020.

(3)	Remaining amounts earned with respect to PSUs granted on December 15, 2015 vested as to one-half of such amount on December 20, 2017 and shall vest as to the remaining one-half amount on December 20, 2018.

(4)	Remaining unvested RSUs granted on December 15, 2015 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2019.

(5)	Remaining amounts unearned with respect to a PSU award granted on December 17, 2014 were earned during the fiscal 2017 performance period and vested on December 20, 2017.

(6)	Remaining amounts earned with respect to PSUs granted on December 17, 2014 vested on December 20, 2017.

(7)	Remaining unvested RSUs granted on December 17, 2014 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20, 2018.

(8)	Remaining unvested RSUs granted on December 17, 2013 vested on December 20, 2017.

(9)	Remaining unvested RSUs granted on November 7, 2016 vested as to one-fourth of the grant amount on December 20, 2017 and shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2020.

Stock Vested

The following table sets forth on an aggregated basis, as to each NEO, information related to stock awards that vested during fiscal 2017. The value realized upon vesting of stock awards is a pre-tax amount determined by multiplying the aggregate number of shares of stock vested for each NEO during fiscal 2017 by the closing market price per share on the corresponding vesting date for that award. Information as to value realized does not take into account reductions related to withholding and other tax-related items, brokerage commissions or fees, or forfeiture or other disposition of shares to cover these amounts.

Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary B. Smith	296,249	$ 7,265,263
James E. Moylan, Jr.	78,140	$ 1,909,781
Stephen B. Alexander	51,982	$ 1,270,148
Rick L. Hamilton	2,319	$ 54,651
François Locoh-Donou	61,626	$ 1,521,415
David M. Rothenstein	52,814	$ 1,290,814

  2018 Proxy Statement   55

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for fiscal 2017 for each NEO participating in the Ciena Corporation Deferred Compensation Plan. This plan allows a select group of senior management employees in the United States (including our NEOs) to defer up to 75% of annual base salary and up to 100% of other compensation, including cash incentive bonuses, commissions and RSU awards. During fiscal 2017, the first year in which the plan was effective, participants were only permitted to defer up to 50% of base salary and commissions and 75% of incentive bonuses. The plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Fiscal 2017 ($)	Registrant Contributions in Fiscal 2017 ($)	Aggregate Earnings in Fiscal 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at October 31, 2017 ($)
Gary B. Smith	—	—	—	—	—
James E. Moylan, Jr.	$212,019	—	$14,851	—	$226,870
Stephen B. Alexander	—	—	—	—	—
Rick L. Hamilton	—	—	—	—	—
François Locoh-Donou	—	—	—	—	—
David M. Rothenstein	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section describes and quantifies the estimated compensation payments and benefits that would be paid to our NEOs in each of the following situations:

•	upon death or disability;
•	upon an involuntary separation of service for other than cause;
•	upon a change in control of Ciena; and
•	upon a termination of employment following a change in control of Ciena.

We do not maintain employment agreements with our executive officers, including the NEOs. The information below describes those instances in which our NEOs would be entitled to payments following a termination of employment and/or upon a change in control of Ciena. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees.

The estimated payments below are calculated based on compensation arrangements in effect as of the last day of our fiscal 2017 and assume that the triggering event occurred on such date. The estimated payment amounts are based on a Ciena common stock price of $20.93, which was the closing market price per share of our common stock on The New York Stock Exchange on the last trading day of our fiscal 2017. Our estimates of potential payments are further based on the additional assumptions specifically set forth in the tables below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits payable, the estimated payment amounts may differ from the actual amount that any individual would receive upon termination or the costs to Ciena associated with continuing certain benefits following termination of employment.

As indicated above, Mr. Locoh-Donou resigned as an executive officer and employee of Ciena, effective as of March 23, 2017. In connection with his resignation, he was not eligible for and did not receive any severance payment or acceleration of equity awards. Accordingly, illustrative information with respect to any severance payments payable upon the triggering events described below has not been provided for Mr. Locoh-Donou.

56      2018 Proxy Statement

Payments Upon Death or Disability

Stock awards granted under our 2017 Plan and our 2008 Plan provide for the acceleration of vesting of awards following a termination of service resulting from the holder’s death or disability. Acceleration of vesting upon death or disability applies to all awards granted under these plans, including awards to both executive and non-executive employees, as well as awards to our NEOs. In the case of RSUs, acceleration of vesting applies to such number of shares that would otherwise vest in the 12 months following a termination of service resulting from the holder’s death or disability. In the case of PSUs, acceleration of vesting applies to such number of shares that have been earned, but not yet vested, under the award. In the case of PSUs not yet earned or unearned, such awards are considered to have been forfeited and are not subject to any acceleration of vesting upon death or disability under the award agreement.

For purposes of the foregoing, a disability is defined as inability to perform each of the essential duties of the applicable person’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months. For each NEO, the amount in the table below reflects the value of the NEO’s stock awards that are subject to acceleration of vesting upon death or disability multiplied by $20.93 per share, the closing market price per share of Ciena common stock on The New York Stock Exchange on the last trading day of our fiscal 2017.

Acceleration of Vesting of Stock Awards Upon Termination Due to Death or Disability

Name	Value Realized Upon Acceleration ($)
Gary B. Smith	$ 5,955,590
James E. Moylan, Jr.	$ 1,544,760
Stephen B. Alexander	$ 1,048,195
Rick L. Hamilton	$ 193,796
David M. Rothenstein	$ 1,173,440

Payments Upon Involuntary Separation of Service for Other than Cause

Ciena’s U.S. Executive Severance Benefit Plan (“Severance Plan”) provides certain U.S.-based employees of Ciena Corporation and its affiliates, including our executive officers and non-executive employees of the rank of vice president or above, with certain severance benefits in the event of an involuntary separation of service by Ciena without “cause” (as such term is defined in the plan and described below). Under the Severance Plan, benefits payable to participants upon an involuntary separation of service without cause consist of the following:

•	Cash Severance Payment. Our CEO will be entitled to severance equal to two times his annual base salary and annual target incentive bonus, while our other executive officers will be entitled to severance equal to their annual base salary and annual target incentive bonus or commission. Non-executives entitled to severance may receive four weeks of base salary for each year of service, with a minimum of 26 weeks and a maximum of 52 weeks. The base salary and, where applicable, bonus payments above would be determined based on the salary rate and incentive compensation program in effect immediately prior to the date of termination. Bonus amounts are to be paid at the “target” level.

•	Benefits Continuation. For a period of 18 months in the case of our CEO, 12 months for our Senior Vice Presidents, and the severance period calculated above for non-executive participants, the participant and his or her family will be eligible to continue to participate in our group medical, dental and vision plans. If we cannot continue benefits coverage, we will provide equivalent coverage for the applicable coverage period at our expense.

•	Outplacement Assistance. For a period of 12 months in the case of our CEO and other executive officers, and six months for all other participants, Ciena will provide executive outplacement assistance, at its expense, through its then-current agency.

As a condition of receiving benefits under the Severance Plan, each participant agrees to deliver a release of claims, comply with certain non-competition and non-solicitation obligations for a 12 month period, and comply with certain continuing obligations with respect to Ciena’s confidential and proprietary information and inventions. Failure to comply with these and other conditions set forth in the Severance Plan requires the repayment of severance benefits in full. In addition, severance payments are subject to recoupment in accordance with applicable law and any future “clawback” policy adopted by Ciena. Should any payment of severance benefits be subject to excise tax imposed under federal law, or any related interest or penalties, severance benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive of a greater amount. This “best choice” mechanism above does not require Ciena to pay any excise taxes or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits.

  2018 Proxy Statement   57

Under the Severance Plan, a “separation of service” includes a termination of employment by the participant where Ciena and the participant anticipate that the participant will perform no further services for Ciena, or where the level of services to be performed will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period. In addition, under the Severance Plan, “cause” means the occurrence of any one or more of the following:

•	the participant’s willful and continued failure substantially to perform his or her duties (other than as a result of disability), provided that in the case of the CEO or a senior vice president of Ciena, such failure shall be determined by the Governance and Nominations Committee following written notice to the participant and an opportunity to be heard;

•	any willful act or omission by the participant in connection with his or her responsibilities as an employee constituting dishonesty, fraud or other malfeasance, immoral conduct or gross misconduct;

•	any willful material violation by the participant of Ciena’s Code of Business Conduct and Ethics or a Proprietary Information, Inventions and Non-Solicitation Agreement entered into by Ciena and the participant; or

•	the participant’s conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ciena conducts business.

For purposes of the definition of “cause,” no act or failure to act by the participant shall be deemed “willful” unless effected by the participant not in good faith and without a reasonable belief that such act or failure to act was in, or not opposed to, Ciena’s best interests. The Severance Plan provides that the applicable benefits to which a participant is entitled under the Severance Plan will be reduced by amounts paid under other Ciena severance plans, policies, programs or practice.

For each NEO, the amount in the table below reflects the value of the payments assuming an involuntary separation of service for other than cause effective as of the last day of our fiscal 2017.

Payments Upon Involuntary Separation of Service for Other than Cause

Name	Salary and Bonus Payment ($)	Continuation of Benefits Coverage and Outplacement ($)	Total ($)
Gary B. Smith	$4,050,000	$39,021	$4,089,021
James E. Moylan, Jr.	$971,250	$20,503	$991,753
Stephen B. Alexander	$735,000	$26,186	$761,186
Rick L. Hamilton	$735,000	$26,186	$761,186
David M. Rothenstein	$787,500	$26,186	$813,686

Payments Upon Change in Control

Each of our executive officers, including the NEOs, is party to a change in control severance agreement. Our change in control severance agreements continue in effect through November 30, 2019 (provided that in the event that Ciena is in active negotiations regarding or has entered into a definitive agreement with respect to a change in control transaction, or has effected such a transaction, the term is subject to an automatic extension until the earlier of negotiations or the agreement being terminated or 12 months following the effective date of the transaction. As described in “Payments Upon Termination of Employment Following Change in Control” below, the change in control severance agreements provide our executive officers with certain severance benefits in the event that such officer’s employment is terminated by us or any successor entity without “cause,” or by the officer for “good reason,” within 90 days prior to or one year (or in the case of our CEO, 18 months) following a “change in control,” as such terms are defined in the agreements. In addition, the agreements provide that upon a “change in control,” any performance-based equity awards, to the extent unvested, will be converted into awards with time-based vesting conditions. Conversion of performance-based stock awards upon a change in control does not require termination of employment. For these converted awards, the unvested portion will be deemed to have commenced time-based vesting on the grant date, with one-sixteenth of the grant amount vesting every three months thereafter. Because conversion of the awards will cause certain unvested stock awards to vest upon a change in control, we have included in the table below calculations with respect to the corresponding value of the vesting of such affected performance-based awards. For purposes of these calculations, we have used the actual share amount earned, in the case of PSU awards that have been earned, or, alternatively, the “target” number of shares for such PSU, in the case of awards that have a current performance period or otherwise remain to be earned, as applicable.

58      2018 Proxy Statement

The following table shows the estimated value of the conversion of performance-based equity awards, and the resulting acceleration of vesting of these awards, for each NEO assuming that there was a change in control of Ciena on the last day of our fiscal 2017 and that the acquiror assumed or provided substitute awards for our outstanding equity awards (see also the “Acceleration of Vesting of Equity Awards Resulting from Change in Control Where Equity Awards are not Assumed or Replaced by Acquiror” table below). The value of stock awards is determined based on the number of shares subject to acceleration of vesting, multiplied by $20.93 per share, the closing market price per share of Ciena common stock on The New York Stock Exchange on the last trading day of our fiscal 2017.

Acceleration of Vesting of Equity Awards Upon Change in Control

	Conversion of Performance-Based Stock Awards Upon Change in Control

Name	Shares Subject to Conversion (#)	Shares Subject to Accelerated Vesting Upon Conversion (#)	Value Realized Upon Acceleration ($)
Gary B. Smith	345,078	141,929	$ 2,970,574
James E. Moylan, Jr.	77,866	32,349	$ 677,065
Stephen B. Alexander	53,856	21,897	$ 458,304
Rick L. Hamilton	12,370	2,319	$ 48,537
David M. Rothenstein	59,840	26,011	$ 544,411

Payments Upon Change in Control Where Equity Awards Are Not Assumed or Substituted

Upon a change in control where the acquiror does not assume Ciena’s outstanding unvested awards or replace such awards with substitute awards, our current and legacy equity compensation plans provide for acceleration of vesting or defer the determination regarding acceleration of vesting to the discretion of our Compensation Committee. This mechanism, which is typical in equity plans, is intended to protect the interests of both executive and non-executive employees. Moreover, we consider the likelihood of such treatment of equity awards by an acquiror in a change in control transaction to be remote. In the table below, however, for illustrative purposes, we have calculated the estimated payments assuming the full acceleration of outstanding awards upon a change in control where the acquiror neither assumes outstanding awards nor provides substitute awards.

For purposes of the calculations in the table below, stock awards subject to accelerated vesting have been valued at $20.93 per share, the closing market price per share of our common stock on The New York Stock Exchange on the last trading day of our fiscal 2017. Calculations in the table below with respect to PSUs that have not yet been earned reflect estimated values based upon the “target” level of achievement during the relevant performance period. All stock options held by the NEOs as of the last trading day of our fiscal 2017 were fully vested, and therefore no additional compensation would be earned in connection with any acceleration of vesting.

Acceleration of Vesting of Equity Awards Upon Change in Control

Where Equity Awards are not Assumed or Replaced by Acquiror

Name	Value Realized Upon Stock Award Acceleration ($)
Gary B. Smith	$ 10,762,687
James E. Moylan, Jr.	$ 2,820,569
Stephen B. Alexander	$ 1,955,406
Rick L. Hamilton	$ 985,552
David M. Rothenstein	$ 2,080,651

  2018 Proxy Statement   59

Payments Upon Termination of Employment Following Change in Control

Under the change in control severance agreements, our executive officers, including the NEOs, are entitled to certain severance benefits in the event that the officer’s employment is terminated by us or any successor entity without “cause,” or, by the officer for “good reason,” within a 90-day period prior to, or a 12-month period (or in the case of our CEO, eighteen months) following, the effective date of a “change in control” of Ciena. We refer to this double trigger event, which requires both a change in control of Ciena and a subsequent termination of the executive’s employment, as a “covered termination.”

Payment of any severance benefits pursuant to the change in control severance agreements (to the extent permissible under applicable law) is conditioned upon the officer agreeing to be bound by provisions restricting his or her ability to compete with us, and to solicit our employees or business, for one year after termination (or 18 months for our CEO), as well as the officer’s delivery to us of a general release and waiver of claims. In the event of a breach of these provisions, the officer must reimburse all severance benefits paid. The severance benefits described below are to be paid by us or our successor upon a covered termination.

•	Salary and Bonus Payment. Upon a covered termination, our CEO would be entitled to receive a lump sum payment equal to 2.5 times his annual base salary and annual target incentive bonus. Each other NEO would be entitled to receive a lump sum payment equal to 1.5 times his or her annual base salary and annual target incentive bonus, respectively. The base salary and bonus payments in both instances above would be determined based on the salary rate and incentive compensation program in effect immediately prior to either the date of termination or the effective date of the change in control, whichever is higher. Bonus amounts are to be paid at the “target” level.

•	Continuation of Benefits. Upon a covered termination, each NEO and his or her family would be eligible to continue to participate in our group medical, dental and vision plans until the earlier of the 18 months from the covered termination or the date of such officer’s commencement of alternate employment. If we cannot continue benefits coverage, we are obligated to pay for or provide equivalent coverage at our expense. The agreements continue to require Ciena to maintain director and officer insurance coverage for the NEOs as well as any indemnification agreement we have entered into with them.

•	Acceleration of Vesting of Equity Awards. Upon a covered termination, all unvested options and stock awards (including RSUs and PSUs, as applicable) held by each NEO would immediately vest and become exercisable.

•	Reduction of Benefits if Risk of Excise Tax Applicability. Should any payment of severance benefits to our NEOs pursuant to the change in control severance agreements be subject to excise tax imposed under federal law, or any related interest or penalties, the change in control severance agreements provide that the payments would be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt of a greater amount by the NEO. This “best choice” mechanism above does not require Ciena to pay any excise taxes, or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits. Under the change in control severance agreements, responsibility for any excise taxes remains with the employee.

See “Applicable Definitions” below to better understand the meaning of the terms “change in control,” “cause” and “good reason” under our change in control severance agreements.

The following table shows the estimated value of the aggregate payments that would be paid to each NEO pursuant to the change in control severance agreements upon a covered termination. Accordingly, the total amount below also includes the value realized upon a change in control and reported in the table above in “Payments Upon Change in Control.”

Potential Payments Upon “Covered Termination”

Name	Salary and Bonus Payment ($)(1)	Continuation of Benefits Coverage ($)(2)	Value Realized Upon Equity Acceleration ($)(3)	Total ($)
Gary B. Smith	$5,062,500	$ 30,946	$ 10,762,687	$15,856,133
James E. Moylan, Jr.	$1,456,875	$ 18,642	$ 2,820,569	$4,296,086
Stephen B. Alexander	$1,102,500	$ 27,167	$ 1,955,406	$3,085,073
Rick L. Hamilton	$1,102,500	$ 27,167	$ 985,552	$2,115,218
David M. Rothenstein	$1,181,250	$ 27,167	$ 2,080,651	$3,289,068

(1)	Reflects pre-tax severance payments to each NEO based upon: (a) annual salary in effect as of the end of fiscal 2017, and (b) annual cash incentive compensation payable during fiscal 2017 at the target level.

60      2018 Proxy Statement

(2)	Includes aggregate incremental costs for continuation of medical and dental benefits as used for financial statement reporting purposes, assuming we are able to continue such existing coverage and continuation costs are commensurate with costs incurred for such coverage during fiscal 2017 despite the NEO’s non-employee status.

(3)	Reflects the conversion of performance-based stock awards upon change in control and value associated with the resulting acceleration of vesting as described in “Payments Upon Change in Control” above, together with the acceleration of stock awards and stock options upon a covered termination. Amounts reported reflect estimates with respect to acceleration of stock awards only. Calculations in the table below with respect to PSUs that have not yet been earned reflect estimated values based upon the “target” level of achievement. All stock options held by the NEOs as of October 31, 2017 were fully vested and therefore no additional compensation would be earned in connection with any acceleration of vesting in connection with a covered termination.

Applicable Definitions. For purposes of determining whether a change in control or covered termination has occurred under the change in control severance agreements, the following terms generally have the following meanings:

“Cause” means:

•	the officer’s willful and continued failure substantially to perform the duties of his position, as determined by the Board of Directors following written notice to the officer;

•	any willful act or omission constituting dishonesty, fraud or other malfeasance;

•	any willful act or omission constituting immoral conduct or gross misconduct;

•	any willful material violation of our Code of Business Conduct and Ethics or Proprietary Information, Inventions and Non-Solicitation Agreement; or

•	the officer’s conviction of, or plea of nolo contendere to, a felony or crime of moral turpitude under federal or state law or the laws of any other jurisdiction in which Ciena conducts business.

“Good reason” means:

•	removal from, or failure to be reappointed or reelected to, the officer’s principal position held immediately prior to the change in control;

•	material diminution in the officer’s position, duties or responsibilities, or the assignment of duties that are inconsistent, in any material respect, with those held immediately prior to the change in control;

•	material reduction in base salary, incentive compensation opportunity or participation in other long-term incentive or benefit plans as in effect immediately before the change in control;

•	relocation of principal workplace, without the officer’s consent, by more than 50 miles; or

•	the failure to obtain the assumption of the change in control severance agreement by any successor company;

provided, in each case, that (a) the officer notifies Ciena of the foregoing conditions within 90 days of the initial existence of the condition, (b) Ciena has been given at least 30 days following notice to cure such condition, and (c) the officer actually terminates employment within one year following the initial existence of the condition.

“Change in control” means:

•	the direct or indirect sale or exchange by our stockholders of all or substantially all of our outstanding stock, or a merger or consolidation, transaction, in each case, where the stockholders before such transaction do not retain at least a majority voting interest in the acquiring corporation after such transaction;

•	the sale, exchange or transfer of all or substantially all of our assets;

•	a change in the composition of the Board within a two-year period, as a result of which less than a majority of the directors are incumbent directors (as defined in the agreement);

•	our liquidation or dissolution; or

•	any other event determined to be a change in control by our Board of Directors.

In each case, the determination of whether a “change in control” has occurred shall be made without regard to whether such events were hostile or against the position of the Board or were approved or concurred with by the Board.

  2018 Proxy Statement   61

PROPOSAL NO. 3

ANNUAL ADVISORY “SAY-ON-PAY” VOTE TO APPROVE OUR

NAMED EXECUTIVE OFFICER COMPENSATION

We are required by Section 14A of the Exchange Act to conduct a non-binding advisory vote of our stockholders to approve the compensation paid to our NEOs as disclosed in this proxy statement. We encourage stockholders to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this proxy statement for a more detailed discussion of our compensation programs and policies, the compensation governance measures undertaken and implemented by our Board of Directors, and the compensation awarded to our NEOs during fiscal 2017.

We actively review and assess our executive compensation program in light of the dynamic industry in which we operate, the evolving marketplace in which we compete for executive talent, and changes in compensation governance best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy.

COMPENSATION OBJECTIVES

❖    Attract and retain talented executives by offering competitive compensation packages

❖    Motivate executives to achieve strategic and tactical corporate objectives, including the profitable growth of Ciena’s business

❖    Align executive compensation with stockholder interests

❖    Reward executives for individual, functional and corporate performance

❖    Promote a pay-for-performance culture

Our Board of Directors believes that our executive compensation program has been designed and executed to satisfy these objectives, and that our compensation program is worthy of stockholder support. In considering our executive compensation program for fiscal 2017, we believe it is important to view the Compensation Committee’s decision-making against the backdrop of both our overall corporate governance and our fiscal 2017 business and financial performance.

With respect to corporate governance, we have deliberately structured our core governance principles and practices to align executive compensation with the interests of our stockholders and to avoid certain certain compensation practices that do not serve our stockholders’ interests. We continue to evaluate and modify these principles and practices as necessary in order to achieve these objectives. In this regard, we believe that stockholders should consider the “Compensation Discussion and Analysis” above, and in particular the “Executive Compensation Best Practices” therein. As the most recent example of this philosophy and approach, in December 2017 we amended our stock ownership guidelines for executive officers and directors to substantially increase the minimum ownership requirements — including a 5x base salary requirement for the CEO and a 5x cash retainer requirement for non-employee directors — and to add a requirement that such individuals hold 50% of all shares acquired from Ciena equity awards (net of any shares withheld for taxes or payment of exercise price) until they achieve the minimum ownership requirement.

With respect to our fiscal 2017 performance, as a result of successful execution against our long-term strategy, we had a very strong year of business and financial results:

FISCAL 2017 PERFORMANCE AND BUSINESS HIGHLIGHTS

Financial Performance	Business Highlights

❖    Increased annual revenue from $2.6 to $2.8 billion, representing faster-than-market growth of 7.7%

❖    Reduced adjusted operating expense as a percentage of revenue to 33.2%

❖    Increased adjusted operating income to $333M, adjusted operating margin to 11.9%, and adjusted net income to $178M

❖    Reduced gross debt-to-EBITDA leverage ratio to 2.8x

❖    Generated $235 million in cash from operations, and ended year with $33 million net cash

❖    Grew India year-over-year revenue nearly 100%, giving us a leading position in the country

❖    Achieved solid growth in Webscale/ DCI vertical, with $110M Waveserver annual revenue and 73 new customers

❖    Completed successful exchange offer to manage dilution from our 2018 convertible notes

❖    Received two ratings agency upgrades from each of Moody’s and Standard & Poor’s

❖    Continued outstanding product innovation, including the introductions of our WaveLogic Ai coherent chipset, Liquid Spectrum solution and Blue Planet MCP domain controller

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The Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Ciena’s Named Executive Officers, as disclosed in Ciena’s proxy statement for its 2018 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures under the heading “Executive Compensation Tables”).”

Although this vote is advisory and is not binding on the Compensation Committee or the Board, the Compensation Committee and the Board value the input and views of our stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

Proposal No. 3 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the advisory approval of our named executive officer compensation

POLICY FOR RELATED PERSON TRANSACTIONS

Ciena did not engage in any related person transactions during fiscal 2017 under applicable SEC rules. The Board of Directors has adopted a written Policy for Related Person Transactions. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any related person transaction or series of transactions in which: (i) Ciena was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest.

For purposes of the policy, a related person is one of the following:

•	any Ciena director, nominee for director or executive officer (as such terms are used in Section 16 of the Exchange Act and the regulations promulgated thereunder);

•	any immediate family member of a Ciena director, nominee for director or executive officer;

•	any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to Ciena as a beneficial owner of more than 5% of its voting common stock (a “significant stockholder”); or

•	any immediate family member of a significant stockholder.

Under the policy, all related person transactions above a certain de minimis threshold are required to be approved or ratified by the Audit Committee, or another committee consisting solely of independent directors. As a general rule, any director who has a direct or indirect material interest in the related person transaction should not participate in the consideration of whether to approve or ratify the transaction. Prior to entering into a related person transaction, the material facts regarding the transaction, including the interest of the related person, must be presented to the Audit Committee for review. The Committee will consider whether the related person transaction is advisable and whether to approve, ratify or reject the transaction or refer it to the full Board of Directors, in its discretion. If the Committee approves a related person transaction, it will report the action to the full Board of Directors, and Ciena will disclose the terms of related person transactions in its filings with the SEC to the extent required.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal 2017 with respect to the shares of Ciena common stock that may be issued under Ciena’s existing equity compensation plans. In accordance with SEC rules, the tabular disclosure in column (A) does not reflect the approximately 4.1 million shares underlying stock unit awards issued and outstanding at the end of fiscal 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A) (C)
Equity compensation plans approved by stockholders (1)	833,465	$30.37	15,661,515 (2)
Equity compensation plans not approved by stockholders (3)	41,057	$26.61
Total	874,522	$30.19

(1)	Consists of awards outstanding under the following equity compensation plans:

•	2008 Plan;

•	2000 Equity Incentive Compensation Plan; and

•	the Cyan, Inc. 2006 Stock Plan and Cyan, Inc. 2013 Equity Incentive Plan, each assumed by Ciena in connection with an acquisition transaction.

(2)	As of October 31, 2017, column (C) reflects approximately 10.2 million and 5.5 million shares available for issuance under the 2017 Plan and ESPP, respectively. Pursuant to the terms of the 2017 Plan, if any shares covered by an award under the 2017 Plan or a “prior plan” (as such term is defined in the 2017 Plan) are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock not purchased or forfeited will again be available for making awards under the 2017 Plan. The ESPP includes an evergreen feature, pursuant to which, on December 31 of each year, the number of shares available for issuance annually increases by up to 571,428 shares, provided that the total number of shares available for issuance at any time under the ESPP may not exceed 8,211,915 million shares.

(3)	Consists solely of awards outstanding under the World Wide Packets, Inc. 2000 Stock Incentive Plan assumed by Ciena in connection with an acquisition transaction.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some proposals by stockholders may be eligible for inclusion in our proxy statement for the 2019 Annual Meeting. Stockholder proposals submitted must include proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2). These submissions must comply with the rules of the SEC for inclusion in our proxy statement and must be received no later than October 23, 2018. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2019 Annual Meeting, the nominations must be received in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with our last annual meeting, which would be no earlier than September 23, 2018 and no later than October 23, 2018. For more information on this proxy access right, please see “Principles of Corporate Governance, Bylaws and Other Governance Documents – Proxy Access” above.

We strongly encourage any stockholder interested in submitting a proposal or nomination to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

If you wish to present a proposal or nomination before our 2019 Annual Meeting, but you do not intend to have your proposal included in our proxy statement, your proposal must be delivered no earlier than December 4, 2018 and no later than January 3, 2019. If the date of our 2019 Annual Meeting of Stockholders is more than 30 calendar days before or more than 70 calendar

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days after the anniversary date of the 2018 Annual Meeting, your submission must be delivered not earlier than 120 days prior to our 2019 Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting or the 10th day following the public announcement of the date of such meeting.

To submit a proposal or nomination, stockholders should provide written notice to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. Stockholders should note that our bylaws clarify the applicability of Ciena’s advance notice provision to all stockholder proposals, whether or not submitted for inclusion in Ciena’s proxy statement. Specifically, Article I, Section 4(A)(3)(c) of the bylaws, governing stockholder submission of a proposal or nomination of a person for election as a director, requires a stockholder to include the following information in the notice provided to Ciena:

•	the name and address of such stockholder as it appears on Ciena’s books, and any beneficial owner;

•	the class and number of shares that are owned beneficially and of record by the stockholder and any beneficial owner;

•	a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination;

•	a representation as to whether the stockholder intends to conduct a proxy solicitation;

•	a description of any agreement, arrangement or understanding between or among the stockholder, any beneficial owner, any of their affiliates or other persons acting in concert with them, and any nominee or the nominee’s affiliates, with respect to the nomination or proposal; and

•	a description of any agreement, arrangement or understanding, including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, entered into as of the notice date by, or on behalf of, the stockholder and any beneficial owner, the effect or intent of which is to mitigate loss, manage risk, benefit from share price changes, or increase or decrease voting power of the stock held by such person.

Additional information is required to be included in the notice provided to Ciena for stockholder proposals made in accordance with our proxy access bylaw provision, including, among other things:

•	statements certifying and materials evidencing continuous ownership of stock for at least three years;

•	written consent of the stockholder’s nominees;

•	certain representations and undertakings with respect to ownership of stock, nominations, and accuracy of information provided; and

•	an undertaking to comply with applicable law and assume liability stemming from any violations arising from information provided by the stockholder.

The description above is intended as a summary and is qualified in its entirety by reference to the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws are available on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Ciena’s directors and officers, and persons who own more than 10% of Ciena’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The New York Stock Exchange. Such persons are required by SEC regulations to furnish Ciena with copies of all Section 16(a) forms that they file.

Based solely on Ciena’s review of the copies of such forms furnished to Ciena and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were met during fiscal 2017, including requirements with respect to when such filings are required to be made, except for a Form 4 for James E. Moylan, Jr. with respect to a sale of Ciena’s common stock on August 24, 2017, which was filed with the SEC on August 31, 2017.

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GENERAL INFORMATION

Our Board of Directors has made these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2018 Annual Meeting. The Annual Meeting will be held on April 3, 2018 at 3:00 p.m. Eastern Time, or at any adjournment thereof. As described below, this year’s Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet.

Internet Availability of Proxy Materials

We are making this proxy statement and our Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, available to our stockholders on the Internet. On February 20, 2018, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this proxy statement and our Annual Report to Stockholders for fiscal 2017. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote over the Internet, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote over the Internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our Annual Meeting, and reduce the environmental impact of our Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Attending the Annual Meeting

Ciena will be hosting this year’s Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/ciena2018. This year’s Annual Meeting will be a completely virtual meeting to be held over the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	All stockholders can attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/ciena2018;

•	Only stockholders as of the record date may vote or submit questions while attending the Annual Meeting (by using the 16-digit control number provided in your Notice of Internet Availability of Proxy Materials, your proxy card, or the voting instructions that accompanied your proxy materials);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/ciena2018;

•	Stockholders with questions regarding how to attend and participate in the Annual Meeting may call 1-855-449-0991 on the meeting date; and

•	A replay of the Annual Meeting will be available online for approximately 12 months following the meeting date.

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FREQUENTLY ASKED QUESTIONS

Who may vote at the Annual Meeting?

The Board of Directors has set February 7, 2018 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on February 7, 2018, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 7035 Ridge Road, Hanover, Maryland 21076, and online during the Annual Meeting accessible at www.virtualshareholdermeeting.com/ciena2018.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of common stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a “quorum.” On the record date, there were 143,930,896 shares of Ciena common stock outstanding. Your shares will be counted as present at the Annual Meeting if you either attend our online Annual Meeting or properly submit your proxy prior to the Annual Meeting.

Why was I mailed a notice regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Items of Business	Board Vote Recommendation
Elect three Class III Director nominees and one Class II Director nominee	FOR each nominee
Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2018	FOR
Advisory vote on named executive officer compensation (“Say-on-Pay”)	FOR

How will voting on any business not described in this proxy statement be conducted?

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

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How many votes are required to approve each proposal?

In the case of an uncontested election, our bylaws require that each director be elected by the vote of a majority of the votes cast with respect to that director’s election by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, a “majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election, with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST.” For more information regarding the Board’s required procedures and disclosures associated with this majority vote standard, please see “Majority Vote Standard in Director Elections” in the “Corporate Governance and the Board of Directors” section above. In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), directors will be elected by plurality vote. For this election, the election of directors at the Annual Meeting is uncontested, meaning that the nominees will be elected by a majority of the votes cast, as described above.

Approval of proposals 2 and 3 each require the affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals, with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST.”

How are votes counted?

With regard to the election of each director nominee in proposal 1 and with regard to proposals 2 and 3, each as set forth in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will not count as a vote “FOR” or “AGAINST” these proposals at the Annual Meeting and will have no effect on the outcome of the election of our directors in an uncontested election, or on the outcome of the vote on the remaining proposals.

What are broker non-votes and how are they counted at the Annual Meeting?

Broker non-votes occur when brokers do not receive voting instructions from their customers and do not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have discretionary authority to vote your shares on certain routine items but not on other items. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on the remaining proposals.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner of shares held in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or separate voting instructions were forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization in order to vote your shares or direct the organization on how to vote your shares.

Why hold a virtual Annual Meeting over the Internet?

We embrace the latest technologies in our business and believe that holding our Annual Meeting virtually over the Internet provides expanded access, improves communication with stockholders, and yields cost savings for Ciena and our stockholders. We began holding our Annual Meeting online in 2013. At that time, we considered a number of factors, including the technologies available to us, the cost of our Annual Meeting, and the historical level of stockholder attendance in person, as compared to the use of other communications such as telephone or Internet. We noted at that time that only a very small number of stockholders, generally less than ten each year, attended our Annual Meeting in person. When we considered implementing a fully virtual Annual Meeting in 2013, we reached out to a number of our stockholders and received extensive support. We continue to receive positive feedback from our stockholders as we adopt best practices and new technologies for our Annual Meeting, proxy statement and related materials. We evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items. We continue to believe that holding our Annual Meeting virtually over the Internet is the right approach for our company, as it enables more of our global base of stockholders to participate in our Annual Meeting.

How do I vote my shares without participating in the online Annual Meeting?

Whether you are a “stockholder of record” or hold your shares in “street name,” you may direct your vote without participating in the online Annual Meeting.

If you are a stockholder of record, you may vote by your shares over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your

68      2018 Proxy Statement

proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxies are executive officers of Ciena. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the directions contained therein. If you submit your proxy without directing how your shares are to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth above.

How do I vote my shares during the online Annual Meeting?

Even if you plan to attend and participate in our online Annual Meeting, we encourage you to vote by telephone or over the Internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the online Annual Meeting. Whether you are a stockholder of record or hold your shares in “street name,” you may vote online at the Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice or separate voting instructions for each account. To ensure that all of your shares in each account are voted, you must vote in accordance with the Notice or separate voting instructions that you receive for each account.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy over the Internet or by phone by following the instructions included in your proxy materials, or by submitting a written notice of revocation to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. You may also revoke a previously submitted proxy by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you enter your 16-digit control number and vote again electronically at the Annual Meeting.

What happens if additional matters are presented at the meeting?

Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this proxy statement, and the deadline under our bylaws for stockholder proposals and director nominations has passed. However, if any additional matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.

Will the Annual Meeting be webcast?

Yes. This year’s Annual Meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/ciena2018. All stockholders may attend and listen live to the webcast of the Annual Meeting. Stockholders as of the record date of the Annual Meeting may electronically vote their shares and submit questions while attending the Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and will be subsequently published by us by the filing of a current report on Form 8-K with the SEC shortly following our Annual Meeting. This filing will also be available on our website at www.ciena.com.

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Who is soliciting my vote and who will bear the cost of this solicitation?

Our Board of Directors is making this solicitation, and Ciena will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have engaged Alliance Advisors as our proxy solicitor to help us solicit proxies for a fee of $13,500, plus reasonable out-of-pocket expense. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, via the Internet, personal interview or telephone.

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ANNUAL REPORT ON FORM 10-K

A copy of Ciena’s Annual Report to Stockholders for fiscal 2017, which includes the Annual Report on Form 10-K, has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy-soliciting material.

Ciena filed its Annual Report on Form 10-K for fiscal 2017 with the SEC on December 22, 2017. Ciena will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for fiscal 2017, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 7035 Ridge Road, Hanover, Maryland, 21076, or access these materials from the “Investors” section of Ciena’s website at www.ciena.com.

HOUSEHOLDING OF PROXY MATERIALS

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called “householding,” saves Ciena money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save Ciena the cost of printing and mailing documents and will reduce the environmental impact of our Annual Meeting.

NON-GAAP MEASURES

GAAP Measures at or as of Quarter ended October 31, 2017

The following table includes certain comparable GAAP measures for Non-GAAP measures included in this proxy statement:

Comparable GAAP Measure
Gross Margin (%)	43.7%
Operating Expense	$269.9 million
Operating Income	$55.8 million
Operating Margin (%)	7.5%
Short-term and long-term debt	$935,981

Non-GAAP Measures

This proxy statement includes non-GAAP measures of one or more of Ciena’s gross margin, operating expense, operating income, and operating margin, as well as gross debt to EBITDA. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures herein provide management and investors useful information and meaningful insight into the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. A reconciliation of non-GAAP measures used in this proxy statement to Ciena’s GAAP results for the relevant period can be found in the Appendix to our investor presentation for the fourth quarter of fiscal 2017 included as an exhibit to our Current Report on Form 8-K furnished with the SEC on December 7, 2017.

  2018 Proxy Statement   71

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SCAN TO VIEW MATERIALS & VOTE w CIENA CORPORATION VOTE BY INTERNET scan the QR Barcode above 7035 RIDGE ROAD Before The Meeting - Go to www.proxyvote.com or HANOVER, MD 21076 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ciena2018 You may attend the Meeting on April 3, 2018 at 3:00 P.M. Eastern Time via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36400-P99397 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CIENA CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. Election of three Class III Directors and one Class II Director: Nominees: For Against Abstain 1a. Bruce L. Claflin ! ! ! 1b. Patrick T. Gallagher ! ! ! 1c. T. Michael Nevens ! ! ! 1d. William D. Fathers ! ! ! For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ! ! ! ending October 31, 2018. 3. Advisory vote on our named executive officer compensation, as described in these proxy materials. ! ! ! NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. E36401-P99397 CIENA CORPORATION Annual Meeting of Stockholders April 3, 2018 at 3:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and appoints Gary B. Smith, James E. Moylan, Jr. and David M. Rothenstein, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ciena Corporation to be held via live webcast at www.virtualshareholdermeeting.com/ciena2018 on Tuesday, April 3, 2018 at 3:00 p.m. Eastern Time, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side